Exhibit 3.1

L.:IE:....x:....h:....ib:....it:....3.....:.2:....._ ---· COMPANY NUMBER 8840579 THE COMPANIES ACT 2006 A PUBLIC COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF 4D PHARMA PLC Adopted by special resolution passed on 5 February 2014 1111•R3117701So•11 RM07/02/2014#2 COMPANIES HOUSE Schofield Sweeney LLP Spnngfield House 76 Wellington Street Leeds LS1 2AY Tel 0113 26670 (Ref LSD/3368 43)

Contents

Clause		Page
1	Exclusion of default or model articles	1
2	Definitions and interpretation	1
3	Limited Liability	4
4	Shares with special rights	4
5	Uncertificated shares	4
6	Consolidation, conversion and sub-division	5
7	Allotment	6
8	Commissions	6
9	Renunciation	6
10	Interests and trusts	6
11	Variation of class rights	7
12	Form of transfers	8
13	Refusal to register a transfer	8
14	Retention of transfers	9
15	Further provisions relating to transfers	9
16	Destruction of documents	9
17	Transmission	10
18	Election of persons entitled by transmission	11
19	Rights of persons entitled by transmission	11
20	Disenfranchisement	11
21	Service of notices on non-members	13
22	Cessation of disenfranchisement	13
23	Conversion of uncertificated shares	13
24	Section 794 and 795 of the 2006 Act	13
25	Annual general meetings	14
26	Other general meetings	14
27	Separate general meetings	14
28	General meetings at more than one place	14
29	Other arrangements for viewing/hearing proceedings	15
30	Arrangements regarding level of attendance	15
31	Change in place and/or time of meeting	15
32	Security	16
33	Recipients of notice	16
34	Period of notice	16
35	Contents of notice	16
36	Quorum	17
37	Chairman	17
38	Adjournments	17
39	Place and time of adjourned meetings	18
40	Directors' entitlement to attend and speak	18
41	Resolutions and amendments	18
42	Methods of voting and demand for a poll	19
43	Conduct of poll and declaration of result	19

44	Continuance of meeting	20
45	Voting rights	20
46	Corporations acting by representatives	21
47	Votes of joint holders	21
48	Members incapable of managing their affairs	21
49	Calls in arrears	21
50	Objections to voting	21
51	Failure to vote in accordance with instructions	22
52	Appointment and form of proxy	22
53	Deposit of proxy	22
54	Termination of authority of proxy	25
55	Number of directors	25
56	Directors shareholding qualification	25
57	Eligibility for election	25
58	Appointment by ordinary resolution or by directors	26
59	Separate resolutions for appointment of each director	26
60	Retirement of directors by rotation	26
61	Selection of directors to retire	26
62	When directors deemed to be re-appointed	27
63	Additional powers of the Company	27
64	Disqualification of a director	27
65	Executive office	28
66	Power to appoint alternate directors	28
67	Formalities for appointment and termination	28
68	Alternate to receive notices	29
69	Alternate may be paid expenses but not remuneration	29
70	Alternate not an agent of appointor	29
71	Directors' fees	30
72	Directors' remuneration	30
73	Expenses	30
74	Pensions and other benefits	30
75	Business to be managed by the directors	31
76	Provision for employees	31
77	Local boards	31
78	Powers of attorney and agents	31
79	Signature on cheques, etc	32
80	Director may have interests	32
81	Power of the board to authorise conflicts of interest	32
82	Declaration of interests	33
83	Entitlement to keep information confidential	34
84	Avoiding conflicts of interest	35
85	Overriding principles	35
86	Directors' powers to vote	35
87	Relaxation of provisions	37
88	Board meetings	37
89	Quorum, competence and voting	38

90	Power of directors if number falls below minimum	38
91	Chairman	38
92	Resolutions in writing	38
93	Delegation of powers	39
94	Proceedings of committees	39
95	Validity of proceedings in spite of formal defect	39
96	General power to borrow	40
97	Maximum limit on borrowings	40
98	Interpretation of articles 97 to 102	40
99	Fluctuating rates of exchange	45
100	Changes in legislation	45
101	Validity of borrowing arrangements	45
102	Certification of auditors	45
103	Secretary	46
104	Seals	46
105	Minutes and books	46
106	Declaration of dividends	47
107	Interim dividends	47
108	Calculation and currency of dividends	47
109	Dividends not to bear interest	48
110	Permitted deductions	48
111	Waiver of dividends	48
112	Manner of payment of dividends	48
113	Risk and discharge of Company	49
114	Receipts of joint holders	49
115	Scrip dividends	49
116	Retention and forfeiture of dividends	51
117	Dividends in specie	51
118	Fixing of record dates	52
119	Capitalisation of reserves	52
120	Issue of share certificates	53
121	Cancellation and replacement of certificates	54
122	Power to make calls	54
123	Time when call made	54
124	Liability of and receipts by joint holders	54
125	Failure to pay call	54
126	Other sums due on shares	55
127	Power to differentiate	55
128	Payments of calls in advance	55
129	Notice on failure to pay a call	55
130	Forfeiture for non-compliance	56
131	Notice of forfeiture	56
132	Annulment of forfeiture	56
133	Disposal of forfeited shares	56
134	Extinction of rights	57
135	Lien on partly paid shares	57

136	Enforcement of lien by sale	57
137	Application of proceeds of sale	57
138	Evidence of forfeiture or lien	57
139	Power to dispose of shares of untraced members	58
140	Sale procedure and application of proceeds	59
141	Accounts	59
142	Summary of financial statements	59
143	Validity of acts of auditors	59
144	Notices in writing	60
145	Method of giving notice to members	60
146	Notice by members	62
147	Notice to joint holders	62
148	Notice to persons entitled by transmission	62
149	Disruption of postal services	63
150	Deemed notice	63
151	Successors in title bound by notice to predecessor	63
152	Reference to notices are to notifications	63
153	Statutory requirements	63
154	Record date for delivery	63
155	Liquidator may distribute in specie	64
156	Provision for employees	64
157	Indemnity	64
158	Insurance	65

Prelimmary Exclusion of default or model articles No default or model art1cles or regulations which may apply to compan1es under the Statutes (tnclud1ng, w1thout hm1tallon, the regulations 1n Table A 1n the Compantes (Tables A to F) Regulat1ons 1985 (as amended) and the model articles 1n the Compan1es (Model Articles) Regulations 2008) shall apply to the Company unless expressly tncluded 1n these art1cles 2 Definitions and interpretation 2 1 In these art1cles (1f not 1ncons1stent w1th the subJect or context) 2 1 1the words 1n the first column of the table below have the meantngs set out oppos1te to them AIM means the market of that name operated by the London Stock Exchange, these articles means these articles of assoc1abon, as from t1me to t1me altered, auditors means the aud1tors for the t1me being of the Company, board means the board of directors for the lime be1ng of the Company or the d rectors present at a duly convened meet1ng of the d1rectors at wh1ch a quorum IS present, Company means 4d pharma pic {Company number 8840579), Director means a director for the time be1ng of the Company, employees' share scheme means employees' share scheme as defined 1n secbon 1166 of the 2006 Act, holder means 1n relation to any shares, the member whose name IS entered 1n the register as the holder of those shares, London Stock Exchange means London Stock Exchange pic, Month means calendar month, Office means the reg1stered office for the t1me betng of the Company, paid means pa1d or cred1ted as pa1d, parent undertaking means parent undertaktng as defined 1n sectton 1162 of the 2006 Act, market nominee means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange within the meaning of section 769(2), 776(3) and 778(1) of the 2006 Act, register means the register of members to be kept under section 113 of the 2006 Act and regulation 20 of the Uncertificated Securities Regulations 2001,

seal means any common or official seal that the Company may be permitted to have under the Statutes,

secretary means the secretary of the Company or (where there are joint secretaries) any of the joint secretaries, and includes any deputy secretary, assistance secretary and any other person appointed by the board to perform any of the duties of the secretary, securities seal means an official seal kept by the Company by virtue of section 50 of the 2006 Act,

the 2006 Act means the Companies Act 2006,

the Statutes means the 2006 Act, the Uncertificated Securities Regulations and every other act, statute, statutory instrument, regulation or order for the time being in force concerning companies and affecting the Company, transmission event means death, bankruptcy or any other event giving rise to the transmission of a person's entitlement to a share by operation of law,

Uncertificated Securities Regulations means the Uncertificated Securities Regulations 2001 as amended from time to time and any Statutes which supplement or replace such Regulations,

undertaking means undertaking as defined in section 1161 of the 2006 Act,

the United Kingdom means Great Britain and Northern Ireland,

working day means working day as defined in section 1173 of the 2006 Act, and year means calendar year,

2 1 2 any reference to an **uncertificated share**, or to a share being held in **uncertificated form** shall (subject to regulation 42(11)(a) of the Uncertificated Securities Regulations) mean a share in the capital of the Company which is for the time being recorded on the Operator Register of Members (as defined in regulation 20(1) of the Uncertificated Securities Regulations) and any reference to a **certificated share**, or to a share being held in **certificated form**, shall mean any share other than an uncertificated share,

2

2 1 3 the express1on member present m person shall be deemed to mclude a member present by proxy or, 1n the case of a corporate member, by a duly authonsed representative and cognate express1ons shall be construed accordmgly, 2 1 4 any reference to days of notice shall be construed as meamng clear days, 2 1 5 words denot1ng the s1ngular shall mclude the plural and v1ce versa, words denot1ng one gender shall mclude the other gender and words denot1ng persons shall be construed as mclud1ng bod1es corporate and umncorporated assoc1at1ons, 2 1 6 any other words or express1ons defined m the 2006 Act or the Uncertlficated Secunt1es Regulations or,1f not defined m that Act or those Regulations, m any other Statute (m each case as 1n force on the date of the adopt1on of these articles or any part of these art1cles), shall bear the same meamng m these articles or that part (as the case may be) except that the word company mcludes any body corporate, 2 1 7 subJect to art1cle 21 6, references to any prov1s1on of any enactment or of any subordmate leg1slat1on (as defined by sect1on 21(1)of the Interpretation Act 1978) Include any mod1ficabon or re-enactment of that proviSion for the bme be1ng 1n force, 2 1 8 any reference to 2 1 8 1 a document Includes reference to an electronic commumcabon. 2182 2183 2184 2185 an electronic communicat1onmeans an electron1c commumcat1on (as defined 1n the Electronic Communications Act 2000) compns1ng wnt1ng, a document bemg executed mcludes references to 1t bemg executed under hand or seal or, 1n the case of an electronic commumcat1on, by electronic s1gnature or such other means of venfymg the authenticity of the commun1cabon that the board may from t1me to t1me approve, an Instrument means a wntten document havmg tangible fonn (e g on paper) and not compnsed 1n an electronic commumcatlon, m wr1tmg and written means the representation or reproduction of words, numbers or symbols m a legible and non-trans1tory form by any method or combmatlon of methods whether compnsed m an electronic commun1cabon or otherwise and 1ncludmg (without hm1tatlon) by telex, telegram, facs1m11e and e-mail,

2 1 8.6 **address** in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted by article 53 2, an identification number or a participant in the relevant system concerned) used for the purposes of such communications,

2 1 9 references to a **meeting** shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person,

2 1 10 in relation to a share, any reference to a **relevant system** is a reference to the relevant system in which that share is a participating security

2 2 A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under these articles

2 3 Headings are inserted for convenience only and shall not affect construction of these articles

3 **Limited Liability**

The liability of the members is limited to the amount, if any, unpaid on the shares held by them

Share Capital

4 **Shares with special rights**

Subject to the Statutes and without prejudice to any rights attached to any existing shares any shares may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, if no such resolution is in effect or so far as it does not make specific provision, as the board may determine), and, subject to the Statutes, shares may be issued on the terms that they are, or are to be liable, to be redeemed at the option of the Company or the holder

5 **Uncertificated shares**

5 1 Subject to the Statutes, the board may permit any class or classes of shares to be held and transferred in uncertificated form by means of a relevant system and may determine that any class of shares shall cease to be held and transferred in this way

5 2 In relation to any share which is for the time being held in uncertificated form

5 2 1 the Company may utilise the relevant system in which it is held to the fullest extent possible from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected,

5 2 2 any provision in these articles which is inconsistent with

4

5221 the holdmg of and transfer of t1tle to that share m uncertlficated form by means of a relevant system, 5222 the exercise of any powers or functions by the Company or the effectmg by the Company of any act1ons by means of a relevant system, or 5223any other prov1s1ons of the Statutes relatmg to the shares held m uncert1ficated form shall not apply 5 3 Where any share IS for the t1me be1ng held 1n uncertlficated form and the Company IS entitled under the Statutes or these articles to sell, transfer or otherw1se d1spose of. reallot, accept the surrender of. forfeit, or enforce a hen over that share, the Company shall be entitled, subject to the Statutes, these articles and the tac1hbes and reqwements of the relevant system 5 3 1 to requ1re the holder of that share by not1ce to convert that share mto certificated form w1th1n the penod spec1fied 1n the notice and to hold that share m certificated form so long as reqUired by the Company, 5 3 2 to requ1re the Operator to convert that share mto certificated form 1n accordance With regulanon 32(2)(c) of the Uncert.tf1cated Secunbes Regulations, 5 3 3 to reqUire the holder of that share by nobce to g1ve any 1nstruct1ons necessary to transfer tttle to that share by means of the relevant system w1thm the penod spec1fied tn the not1ce, 5 3 4 to requ1re the holder of that share by notice to appornt any person to take any step, mclud1ng Without hm1tatton the g1v1ng of any 1nstructtons by means of the relevant system, necessary to transfer that share WJthtn the penod spectfied tn the nobce,and 5 3 5 to take any other action that the board considers necessary or expedient to achieve the sale, transfer, disposal, reallotment, forfe1ture or surrender of that share or otherw1se to enforce a hen m respect of that share 5 4 Subject to the Statutes, for the purpose of effecting any action by the Company, the board may determme that shares held by a person 1n uncert1ficated form shall be treated as a separate holdmg from shares held by that person 1n certificated form 6 Consolidation, conversion and sub.<flvision 6 1 All new shares created by any 1ncrease 1n the Company's share cap1tal, any sub.<fiVISion or consohdat1on and diVISIOn of 1ts share cap1tal or any conversion of stock mto pa1d up shares shall be subject to the prov1s1ons of the Statutes and of these articles, mcludmg those relating to payment of calls, hen, transfer, transmiSSIOn and forfeiture Such new shares shall be unclassified unless otherwise provided by theses articles, by the resolution creating the shares or by the terms of allotment of the shares

6 2 If as a result of a consolidation or sub-division of shares any members would become entitled to fractions of a share, the board may on behalf of those members deal with the fractions as they think fit In particular, without limitation, the board may aggregate and sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company) For the purposes of any such sale, the board may appoint some person to transfer the shares to, or in accordance with the directions of, the buyer The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale

Shares

7 **Allotment**

Subject to the Statutes relating to authority, pre-emption rights and otherwise, these articles and any resolution of the Company, the board may allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of shares in the capital of the Company to such persons, at such times and on such terms as the board may decide

8 **Commissions**

The Company may exercise all powers of paying commission and brokerage conferred by the Statutes or otherwise vested in the Company Any such commission may be paid in cash or in fully or partly paid shares of the Company, or partly in one way and partly in another

9 **Renunciation**

The board may at any time after the allotment of any share but before any person has been entered in the register as the holder, recognise a renunciation of that share by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the board may think fit

10 **Interests and trusts**

10 1 Except as required by law or by these articles, the Company shall not be bound by or compelled in any way to recognise (even when having notice of it) any interest in or in respect of any share, or any other right in respect of any share, except an absolute right to the entirety of that share in the holder

6

10 2 The Company shall be entitled, but except as required by law shall not be bound, to recognise in such manner and to such extent as it may think fit any trusts in respect of any of the shares of the Company Notwithstanding any such recognition, the Company shall not be bound to see to the execution, administration or observance of any trust, whether express, implied or constructive, in respect of any shares of the Company and shall be entitled to recognise and give effect to the acts and deeds of the holders of such shares as if they were the absolute owners of those shares For these purposes, trust includes any right in respect of any share other than an absolute right to that share vested in the holder of it for the time being or any other right in case of a transmission of that share as are mentioned in these articles

11 **Variation of class rights**

11 1 Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated in such manner as those rights may provide for or (if no such provision is made) either with

11 1 1 the consent of the holders of not less than three-quarters in nominal value of the issued shares of that class and such consent shall be by one or more instruments, or

11 1 2 with the authority of a special resolution passed at a separate meeting of the holders of the shares of the class

(but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up

11 2 All the provisions of these articles relating to general meetings of the Company and to the proceedings at those meetings shall apply, mutatis mutandis, to every such separate general meeting except that

11 2 1 the quorum at any such meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class,

11 2 2 for the purposes of article 11 2 1 any person present by proxy is treated as holding or presenting only those shares in respect of which the proxy is authorised to exercise voting rights,

11 2 3 at any adjourned meeting any one holder of shares of the class present in person shall be a quorum,

11 2 4 any holder of shares of the class present in person may demand a poll, and

11 2 5 every such holder shall on a poll have one vote for every share of the class held by him

7

Article 11 1 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes

Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking equally with, or subsequent to, that class of shares or by the purchase or redemption by the Company of any of its own shares

Transfer of Shares

12 **Form of transfers**

12 1 Subject to the restrictions in these articles, a member may transfer all or any of his shares in any manner which is permitted by the Statutes and is from time to time approved by the board

12 2 All transfers of uncertificated shares shall be effected in accordance with the Statutes and the facilities and requirements of the relevant system and otherwise in accordance with any arrangements made by the directors under article 5

12 3 All transfers of certificated shares shall be effected by instrument in any usual or common form, or in any other form acceptable to the board The instrument of transfer shall be executed by or on behalf of, the transferor and (except in the case of fully paid shares) by or on behalf of the transferee

13 **Refusal to register a transfer**

13 1 The board may, in its absolute discretion, refuse to register

13 1 1 any transfer of a certificated share which is not a fully paid share, and

13 1 2 any transfer of a share on which the Company has a lien provided that in the case of any class of shares which is admitted to trading on AIM the refusal does not prevent dealings in those shares from taking place on an open and proper basis

13 2 The board may, in its absolute discretion, decline to register the transfer of a certificated share unless the instrument of transfer

13 2 1 is in respect of only one class of share,

13 2 2 is duly stamped, or adjudged or certified as not chargeable to stamp duty, and is deposited at the office, or at such other place as the board may from time to time determine, and

13 2 3 (except where the shares are registered in the name of a market nominee and no certificate has been issued for them) is accompanied by the relevant share certificate(s) and such other evidence as the board may reasonably require to

8

show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do)

14 **Retention of transfers**

All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuse to register shall (except in any case where fraud or any other crime involving dishonesty is suspected) be returned to the person lodging it

15 **Further provisions relating to transfers**

15 1 No fee will be charged by the Company for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any shares or otherwise for making any entry in the register affecting the title to any shares

15 2 The transferor shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the register in respect of them

15 3 Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person

15 4 Unless otherwise agreed by the board in any particular case, the maximum number of persons that may be entered on the register as joint holders of a share is four

Destruction of Documents

16 **Destruction of documents**

16 1 Subject to compliance with any requirements of the Uncertificated Securities Regulations in the case of uncertificated shares, the board may arrange the destruction of the following documents held by the Company

16 1 1 all share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation,

16 1 2 all notifications of change of name and address and all dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of two years from the date of the recording them or, as the case may be, the date of such cancellation or cessation,

16 1 3 all instruments of transfer of shares and all other documents representing or purporting to represent the right to be registered as the holder of shares on the basis of which entries have been made in the register at any time after the expiration of six years from the date of the entry on the register,

16 1 4 all paid dividend warrants and cheques at any time after the expiration of two years from the date of actual payment,

9

16 1 5 all appointments (or records of appointment) of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of use,

16 1 6 all appointments (or records of appointment) of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the appointment of proxy relates and at which no poll was demanded

16 2 It shall conclusively be presumed in favour of the Company that

16 2 1 every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made,

16 2 2 every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered,

16 2 3 every share certificate so destroyed was a valid certificate duly and properly cancelled,

16 2 4 every paid dividend warrant and cheque so destroyed was duly paid, and

16 2 5 every other document mentioned in article 16 1 so destroyed was a valid and effective document in accordance with the recorded particulars of it in the books or records of the Company provided that this article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant

16 3 Nothing in this article shall be construed as imposing upon the Company or the board any liability in respect of the destruction of any such document earlier than stated in article 16 1, or in any other circumstances, which would not attach to the Company or the board in the absence of this article

16 4 References in this article to the destruction of any document include references to its disposal in any manner

Transmission of Shares

17 **Transmission**

If a member dies, the survivors or survivor where the deceased was a joint holder, or the personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing in these articles shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly

10

18 **Election of persons entitled by transmission**

18 1 Any person becoming entitled to a share in consequence of a transmission event may, on producing such evidence as may be required by the board (and subject to the following provisions of this article), elect either to be registered as the holder of the share or to have another person nominated by him registered as the holder of the share

18 2 If a person becoming entitled by transmission to a share elects to be registered as the holder he shall give notice to the Company to that effect If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share

18 3 All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer or other action as if it were a transfer effected by the person from whom the title by transmission is derived and as if the transmission event had not occurred

19 **Rights of persons entitled by transmission**

19 1 Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a registered share in consequence of a transmission event (upon supplying to the Company such evidence as the board may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the holder of the share That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled to attend or vote at meetings of the Company or to exercise any other rights or privileges of a member in relation to meetings of the Company, unless and until he shall have become a member in respect of the share

19 2 The board may at any time give notice requiring a person becoming entitled to a share on a transmission event to elect to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with

Disclosure of Interests in Shares

20 **Disenfranchisement**

20 1 If the holder of, or any other person appearing to be interested in, any share has been given notice under section 793 of the 2006 Act (a **section 793 notice**) and has failed in relation to that share (the **default share**) to give the Company the information required by that notice within the prescribed period from the date of service of the notice, the

11

restnctlons referred to below shall apply (provtded that the board may watve those restnctlons tn whole or tn part at any time) 20 2 If,whtle any of the restnctlons referred to below apply to a share.another share ts allotted tn nght of tt (or tn nght of any share to whtch thts arbcle apphes), the same restncbons shall apply to that other share as tf 1t were a default share 20 3 The restncltons referred to above are as follows 20 31 the holder of the default shares shall not be entttled tn respect of those shares to attend or vote at any general meetmg or at any separate meeting of the holders of that class of shares or on a poll, 20 32 m addttJon, where the default shares tn whtch any one person IS mterested or appears to the Company to be mterested represent 0 25 per cent or more m nomtnal value of the tssued shares of thetr class 20 321 any d1v1dend or other money whtch would otherwise be payable m respect of the default shares shall be retamed by the Company w1thout any hab1hty to pay Interest on 1t when such dtvtdend or other money IS finally patd to the member and the member shall not be entitled to rece1ve shares 1n heu of any dtvtdend, 20 3 2 2 no transfer of any shares held by the member shall be regtstered unless (a) the holder ts not himself 1n default as regards supplymg the tnformatton requtred and the holder prov1des evtdence to the sattsfactlon of the board that no person 1n default as regards supplymg such mformabon IS mterested tn any of the shares whtch are the subject of the transfer, or (b) the transfer 1s an approved transfer, or (c) registration of the transfer IS requtred by the Uncert1ficated Secunbes Regulations 20 4 For the purposes of th1s art1cle 20 41 a person other than the member holdmg a share shall be treated as appeanng to be mterested 1n that share 1f the member has Informed the Company that the person IS,or may be, so mterested, or 1f the Company (after tak1ng account of any mforrnat1on obtamed under any sect1on 793 not1ce and any other relevant mformat1on) knows or has reasonable cause to believe that the person 1s, or may be, so mterested, 20 4 2 an approved transfer 1n relatton to any shares IS a transfer under 204 21 a takeover offer (w1thm the meantng of sectton 974 of the 2006 Act) which relates to the share,or 20 4 2 2 a sale made through a recogmsed 1nvestment exchange (as defined m sect1on 285 of the Fmanc1al Serv1ces and Markets Act

2000) or any other stock exchange or market outstde the Untied Ktngdom on whtch shares of that class are normally traded, or 204 2 3 a bona fide sale of the whole of the benefic1al mterest 1n the shares to a person whom the board 1s satisfied IS unconnected w1th the member or w1th any other person appeanng to be mterested 1n the share, 204 3 the percentage of 1ssued shares of a class represented by a part1cular holdtng shall be calculated by reference to the shares 1n 1ssue at the ttme that the section 793 not1ce IS served 21 Service of not1ces on non-members If a secbon 793 notice 1s g1ven by the Company to a person appeanng to be Interested 1n any share, a copy of the nottce shall be gtven to the holder at the same bme,but the fatlure or om1ss1on to do so, or the non-rece1pt by that person of the copy, shall not prejUdtce the operation of th1s article 22 Cessation of disenfranchisement 22 1 The sanctions under art1cle 20 shall have effect for the penod detenn1ned by the board betng not more than seven days after the earlier of 22 2 the Company bemg notified that the default shares have been transferred under an approved transfer or otherw1se 10 accordance w1th arttcle 20 3 2 2, or 22 3 the 1nfonnat1on requ1red by the section 793 notice has been rece1ved m wnt1ng by the Company to the sattsfactton of the board at the address supphed by the Company m the sect1on 793 not1ce or otherwtse expressly supplied by the Company for the purpose of rece1v1ng such 1nformat1on 22 4 If any dtvtdend or other dtstnbutton IS Withheld under arttcle 20 3 2 1 above, the member shall be entitled to rece1ve 1t as soon as practicable after the sanct1on ceases to apply 23 Conversion of uncertificated shares The Company may exerc1se any of 1ts powers under art1cle 5 3 m respect of any default share that 1s held m uncert1ficated form 24 Section 794 and 795 of the 2006 Act The provtstons of arttcles 20 to 23 are Without prejudice to the provtstons of section 794 and 795 of the 2006 Act, and tn parttcular the Company may apply to the Court under sect1on 794{1) of the 2006 Act whether or not these prov1S1ons apply or have been applied

General Meetings 25 Annual general meetings The board shall convene and the Company shall hold annual general meetmgs m accordance wtth the Statutes 26 Other general meetings The board may convene other general meetmgs whenever tt thmks fit Other general meebngs shall also be convened by the board on a requtstlton by members tn accordance With the Statutes. or m default may be convened by such requ1stttomsts m accordance w1th the Statutes Other general meetmgs may also be convened m accordance Wtth arttcle 90 27 Separate general meetings SubJect to these arttcles and to any nghts for the ttme betng attached to any class of shares 1n the Company, the prov1s1ons of these arttcles relatmg to general meetmgs of the Company (tncludtng, wtthout ltmttat1on, provtstons relatmg to the proceedmgs at general meebngs or to the nghts of any person to attend or vote or be represented at general meebngs or to any restnctlons on these nghts) shall apply,w1th any necessary changes. tn relatton to every separate general meebng of the holders of any class of shares tn the Company 28 General meetings at more than one place 28 1A general meettng may be held at more than one place 1f 28 11 the nottce convemng the meettng spectfies that tlshall be held at more than one place, or 281 2 the board resolves, after the nottce conventng the meeting has been g1ven, that the meetmg shall be held at more than one place, or 28 1 3 tt appears to the chatrman of the meebng that the place of the meettng spectfied tn the nobce conventng the meeting IS tnadequate to accommodate all persons entttled and w1sh1ng to attend 28 2 A general meeting held at more than one place shalf be duly constituted and tis proceedings valtd 1f (1n addtt1on to the other prov1s1ons 1n these art1cles relatmg to meetmgs) the chairman of the meeting IS sattsfied that adequate fac11tt1es are ava1lable throughout the meettng to ensure that each person present at each place IS able to 28 21parttc1pate tn the busmess for which the meetmg has been convened. 28 2 2 hear and see all persons who speak (by the use of microphones, loudspeakers. audto-vtsual commumcat1ons equtpment or otherwise, whether such equ1pment IS m use when these articles are adopted or developed subsequently) in each meeting place, and be heard and seen by all other persons so present in the same way,

28 2 3 have access to all documents which are required by the Statutes or these articles to be made available at the meeting, and

28 2 4 (in accordance with his rights under the Statutes and these articles) vote on a show of hands and on a poll and be represented by a proxy

28 3 The meeting shall be deemed to take place at the place at which the chairman is present (the **principal venue**)

28 4 Article 38 shall apply to any interruption or adjournment of a meeting which is being held in more than one place

28 5 Each person present in person at each meeting place shall be counted in the quorum for, and be entitled to vote at, the general meeting

29 **Other arrangements for viewing/hearing proceedings**

The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of, and to speak at, that meeting (in the manner set out in article 28) from a location which is not classified as a meeting place The persons attending at any such location shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting The inability for any reason of any person present at such a location to view or hear all or any of the proceedings of, or to speak at, the meeting shall not affect the validity of the proceedings of the meeting

30 **Arrangements regarding level of attendance**

The board may from time to time make such arrangements for limiting the level of attendance at any location for which arrangements have been made under articles 28 and 29 as it considers appropriate These arrangements may include the issue of tickets (on a basis intended to afford all members and proxies entitled to attend the meeting an equal opportunity of being admitted to any specific venue) or the imposition of some random means of selection for admission to that venue In this case, the arrangements must allow any members and proxies excluded from attendance at the principal venue to attend at one of the other venues

31 **Change in place and/or time of meeting**

31 1 If, after the giving of notice of a meeting but before the meeting is held, or after the adjournment of a meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable for reasons beyond its control to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which article 28 applies) and/or

15

ttme, 1t may change the place (or as appropnate any of the places) and/or postpone the bme at wh1ch the meebng IS to be held 31 2 If such a dec1s1on IS made, the board may then change the place (or as appropnate any of the places) and/or postpone the lime aga1n 1f they dec1de that 1t IS reasonable to do so 31 3In either case 31 31 no new notice of the meeting need be g1ven,but the board shall, 1f practicable. advert1se the new place. date and/or bme of the meeting 1n at least one leadmg nat•onal datly newspaper and shall make arrangements for not1ces of the change of place and/or postponement to appear at the ongmal place and/or at the ong1nal t1me, and 31 3 2 notw1thstandmg article 53, an appOintment of proxy m relation to the meetmg may be deposited or delivered 1n any manner perrmtted by art1cle 53 11 or 53 1 2 at any t•me not less than 48 hours before any new t1me fixed for hold1ng the meetmg In calculating the 48 hour penod, the board may dec1de not to take account of any part of a day that 1s not a work1ng day 32 Securtiy The board and, at any general meeting, the cha1rman may make any arrangement and 1mpose any reqUirement or restnct1on 1t or he cons1ders appropnate to ensure the secunty of a meetmg mclud1ng, w1thout hm1tat1on, reqUirements for ev1dence of 1denhty to be produced by any person attendmg the meetmg, the search1ng of the1r personal property and the restncllon of 1tems that may be taken 1nto the meetmg place A d1rector or the secretary may refuse entry to a person who refuses to comply w1th these arrangements, reqUirements or restnct1ons They may also arrange for persons to be removed from a meeting Notci e of GeneralMeeti ngs 33 Rec1p1ents of notice Not1ce of a general meeting shall be g1ven to all members (other than any who, under these art1cles or the terms of ISSue of the shares they hold, are not ent1tled to rece1ve such notice from the Company), and to each of the d1rectors and to the aud1tors 34 Period of notice Save as permitted or requ1red by the Statutes, an annual general meet1ng shall be called by not less than 21 days' not1ce, and any other general meetmg by 14 days' not1ce 35 Contents of notice In add1tlon to the prov1s1ons of the Statutes relatmg to the contents of the not1ce of general meetmg (mclud1ng.m relat1on to the place of the meet1ng, by 1denbfymg the pnnc1pal venue and any other place at wh1ch the meetmg IS to be held under article 28), the not1ce shall include details of any arrangements made for the purpose of article 29 (making clear that participation in these arrangements will not amount to attendance at the meeting to which the notice relates)

Proceedings at General Meetings

36 **Quorum**

36 1 No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business and during the transaction of business Two persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member or a duly authorised representative of a corporation which is a member, shall be a quorum

36 2 If within 15 minutes from the time fixed for a general meeting (or such longer time as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved In any other case, the meeting shall stand adjourned to such day, place and time as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman may determine

36 3 If at such adjourned meeting a quorum is not present within 15 minutes from the time fixed for holding the meeting, the meeting shall be dissolved

37 **Chairman**

37 1 The chairman of the board (if any), failing whom a deputy chairman (if any), shall preside as chairman at a general meeting If there is no such chairman or deputy chairman or if at any meeting neither is present and willing to act within 15 minutes after the time fixed for holding the meeting, the directors present shall choose one of their number (or, if no director is present and willing to act, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting

37 2 The chairman of the meeting can take any action he considers appropriate for the proper and orderly conduct of the business to be carried out at the general meeting The chairman's decision on matters of procedure or arising incidentally from the business of the meeting (including whether or not a matter falls in these categories) shall be final

38 **Adjournments**

38 1 The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or for an indefinite period) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place

38 2 In addition, the chairman may without such consent adjourn the meeting to another time and/or place if in his opinion

17

36 21 3622 382 3 38 2 4 1t 1s or 1s likely to be 1mpracbcable to hold or continue the meetmg because of the number of members WIShing to attend, or the conduct of any persons attending the meetmg prevents or IS likely to prevent the orderly conduct of the bus1ness of the meetmg, or (where a generalmeetmg 1s bemg held at more than one place) the fac1htJes at any such place have become madequate for the purposes referred to 1n arbela 26 2, or adjournment IS otherw1se necessary so that the bus1ness of the meet1ng may be properly conducted 36 3 Noth1ng m this art1cle shall lim1t any other power vested m the cha'"nan to adjourn the meetmg 39 Place and time of adjourned meetings If a meeting 1s adjourned for 30 days or more, or for an mdefimte penod, at least seven days' not1ce shall be g1ven spec1fy1ng the bme and place (or places, m the case of a meebng to wh1ch art1cle 28 applies) of the adjourned meebng and the generalnature of the bus1ness to be transacted Otherwise 1t shalt not be necessary to g1ve any notice of an adjournment or of the bus1ness to be transacted at an adjourned meet1ng 40 Directors' entitlement to attend and speak A d1rector shalt be ent1tled to attend and speak at any general meet1ng or class meeting of the Company notw1thstandmg that he 1s not a member of the Company 41 Resolutions and amendments 41 1 Subject to the Statutes, a resolution may only be put to the vote at a general meetmg 1f the chairman of the meetmg 1n h1s absolute d1scretton dec1des that the resoluhon may properly be regarded as w1th1n the scope of the meeting 41 2 No amendment to a resolution to be proposed as an ord1nary resolution may be considered or voted on (other than a mere clencal amendment to correct a patent error) unless e1ther 41 2 1 41 2 2 at least 46 hours before the t1me f1xed for the meet1ng or adjourned meeting at wh1ch the ordmary resolution 1s to be considered, not1oe of the terms of the amendment and the Intention to move 11has been delivered by means of an Instrument to the office or such other place as may be spec1f1ed by or on behalf of the Company for that purpose, or reoe1ved tn an electrontc communication at such address (1f any) for the t1me betng not1fied by or on behalf of the Company for that purpose, or the chairman 1n h1s absolute d1scret1on dec1des that the amendment may be considered and voted on

41 3 In the case of a resolut1on to be proposed as a spec1al resolution no amendment may be considered or voted upon, except an amendment to correct a patent error or as may otherw1se be perm1tted by law 41 4 If the chairman rules an amendment to any resolution admiSSible or out of order (as the case may be). the proceed1ngs on the resolution shall not be Invalidated by any error m h1s ruling Any ruling by the cha1rman 1n relation to a resolution or an amendment to a resolution shall be final and conclus1ve 41 5 W1th the consent of the chairman, a person who proposes an amendment to a resolution may w1thdraw 1t before 1t1s put to the vote 42 Methods of vot1ng and demand for a poll 42 1 At any general meet1ng a resolution put to the vote of the meeting shall be dec1ded on a show of hands unless a poll IS (before or 1mmed1ately after the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) demanded by 42 11the cha1rman of the meet1ng. or 42 1 2 not less than five members present m person havmg the nght to vote on the resolut1on, or 421 3 a member or members present 1n person representing 1n aggregate not less than one tenth of the total votmg nghts of all the members havmg the nght to vote at the meet1ng,or 4214a member or members present m person holding shares tn the Company confernng a nght to vote at the meetmg, betng shares on wh1ch an aggregate sum has been pa1d up equal to not less than one tenth of the total sum pa1d up on all the shares confernng that nght 42 2 The appointment of a proxy to vote on a matter g1ves the proxy the authonty to demand or JOin 1n demandmg a poll on that matter In applymg the prov1s1on of thiS arbela, a demand by a proxy counts for the purposes of art1cle 42 1 2 as a demand by the member, for the purposes of art1cle 42 1 3 as a demand by a member representmg the vot1ng nghts that the proxy IS authonsed to exerc1se, and for the purposes of art1cle 42 1 4 as a demand by a member holding the shares to wh1ch those nghts are attached 43 Conduct of poll and declaration of result 43 1 If a poll 1s demanded before the declaration of the result of a show of hands and the demand IS duly Withdrawn, the meet1ng shall cont1nue as 1f the demand had not been made A demand for a poll may be Withdrawn w1th the consent of the chairman at any lime before the poll IS taken 43 2 Unless a poll IS demanded (and the demand 1s not Withdrawn) a declaration by the cha1rman that a resolut1on has been earned, or earned unammously, or by a particular maJonty, or lost and an entry to that effect m the m1nutes of the meet1ng shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against the resolution

43 3 If a poll is demanded (and the demand is not withdrawn), it shall be taken in such manner as the chairman may direct A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately A poll demanded on any other question shall be taken either immediately or at such subsequent time (being not more than 30 days after the date of the meeting at which the poll was demanded) and place as the chairman may direct No notice need be given of a poll whether taken at or after the meeting at which it was demanded The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded

43 4 The chairman may appoint scrutineers (who need not be members)

43 5 On a poll votes may be given either personally or by proxy or (if the member is a corporation) by the authorised representative and a person entitled to more than one vote need not use all his votes or cast all the votes he used in the same way

44 **Continuance of meeting**

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded

Votes of Members

45 **Voting rights**

45 1 Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company, on a vote on a resolution (whether on a show of hands or on a poll) members, their duly appointed proxies and duly authorised representatives of corporate members shall have voting rights as provided in the Statutes, except that on a vote on a resolution on a show of hands at a meeting a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and either

45 1 1 the proxy has been instructed by one or more of those members to vote in one way and has been instructed by one or more other of those members to vote in the other way, or

45 1 2 the proxy has been instructed by one or more of those members to vote in one way and is given discretion as to how to vote by one or more other of those members and wishes to use that discretion to vote in the other way

45 2 Nothing in these articles shall have the effect of permitting votes to be cast in advance on any resolution on a poll taken at a meeting

45 3 For the avoidance of doubt (and without limiting article 46), article 2 1 3 shall apply to this article and a member present by proxy shall be deemed to be present in person

20

46 **Corporations acting by representatives**

Any corporation which is a member of the Company may (by resolution of its board or other governing body) authorise any person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares in accordance with the Statutes The board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any representative

47 **Votes of joint holders**

In the case of joint holders of a share the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share

48 **Members incapable of managing their affairs**

A member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any court having jurisdiction (anywhere in the world) in matters concerning the protection or management of the affairs of persons incapable of managing their own affairs, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy Evidence to the satisfaction of the board of the authority of the person claiming the right to vote shall be deposited at the office, or at such other place (if any) as is specified for the delivery or receipt of appointments of a proxy in accordance with these articles, not later than the last time by which the appointment of a proxy must be delivered or received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which the person proposes to vote and in default the right shall not be exercisable

49 **Calls in arrears**

Unless the board otherwise determines, a member shall not be entitled to vote at a general meeting either personally or by proxy or (if the member is a corporation) by authorised representative in respect of any share held by him or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of that share remains unpaid

50 **Objections to voting**

No objection shall be raised as to the qualification of any person to vote or as to the admissibility of (or exclusion of) any vote except at the meeting or adjourned meeting or poll at which that vote is given or tendered Any objection shall be referred in due time to the chairman of the meeting and shall only vitiate the decision of the meeting or poll on any resolution if the chairman decides that the same may have affected that decision The decision of the chairman on such matters shall be final and conclusive

21

! 51 Failure to vote In accordance with Instructions The Company shall have no obligation to enqu1re whether a proxy or corporate representative has voted m accordance with 1nstruct1ons g1ven to h1m by the member or members he represents Any fa1lure by a proxy or corporate representa!tve to vote m accordance w1th mstruct1ons shall not affect the vahd1ty of the vote Proxies 52 Appomtment and form of proxy 52 1 A proxy need not be a member of the Company 52 2 The appointment of a proxy shall not preclude a member from attending and voting m person at the meet1ng or on the poll concerned 52 3 An appomtment of proxy shall be 52 31 by means of an mstrument or contamed 1n an electromc commumcat1on, 52 3 2 in any usual or common form or 1n any other form wh1ch the board may from t1me to t1me approve, and 52 33 be executed by the appomtor or h1s agent or,1f the appo1ntor IS a corporat1on of a duly authonsed officer, attorney or other authonsed person or under 1ts common seal For the purpose of thts art1cle and art1cle 53 an electromc commun1cat10n which contams a proxy appotntment need not compnse wntmg 1f the board so determmes and m such case, 1f the board so determmes, the appointment need not be executed but shall Instead be subject to such cond1tJons as the board may approve 52 4 The board may, 1f 1t thmks f1t,but subject to the StaMes, at the Company's expense send forms of proxy for use at the meetmg and tssue 1nv1tat1ons contamed 1n electromc commumcat1ons to appomt a proxy m relat1on to the meetmg m such form as the board may approve 52 5 A member may appoint more than one proxy m relabon to a meeting, provtded that no more than one proxy IS appomted per share The member must specify the number of shares 1n respect of wh1ch each proxy IS entitled to exerc1se nghts 53 Depos1t of proxy 53 1 Without prejud•ce to art1cle 31 3 the appo1ntment of a proxy shall 53111n the case of an mstrument, be delivered personally or by post to the office or such other place w1thm the Umted Kmgdom as may be spec1fied by or on behalf of the Company for that purpose 53 1 1 1 m the nobce convemng the meetmg, or 22 ----------

53 1 1 2 in any form of proxy sent by or on behalf of the Company in relation to the meeting,

at least 48 hours before the time fixed for holding the meeting at which the person named in the appointment proposes to vote, or

53 1 2 in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications

53 1 2 1 in the notice convening the meeting,

53 1 2 2 in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

53 1 2 3 in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

be received at that address not less than 48 hours before the time appointed for holding the meeting at which the person named in the appointment proposes to vote, or

53 1 3 in either case, where a poll is taken more than 48 hours after it is demanded, or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for the original meeting, be delivered or received as set out in article 53 1 1 or 53 1 2 after the poll has been demanded or meeting adjourned at least 24 hours before the time appointed for the taking of the poll or (as the case may be) taking the meeting, or

53 1 4 in the case of an instrument, where a poll is not taken at the meeting at which it is demanded but is taken 48 hours or less after it was demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for the original meeting, be delivered at the meeting at which the poll was demanded or (as the case may be) delivered at the original meeting to the chairman or to the secretary or to any director or as directed at the meeting by the chairman, but the board may decide to treat a proxy as valid notwithstanding that it has not been received in accordance with this provision In calculating the periods mentioned in this article 53 1, the board may decide not to take account of any part of a day that is not a working day

53 2 Without limiting articles 52 or 53 1, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form an Uncertificated Proxy Instruction The board may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means The board may in

23

addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant Notwithstanding any other provision in these articles, the board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of the holder For the purpose of this article, **Uncertificated Proxy Instruction** means a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned)

53 3 In the case of an appointment executed by an agent of a member who is not a corporation, there shall also be delivered or received, in the manner set out in article 53 1, the authority under which the appointment is executed or an office copy of it or a copy of it certified in accordance with section 3 of the Powers of Attorney Act 1971 In the case of an appointment signed by an officer or other agent of a corporation, the board may also require there to be delivered or received, in the manner set out in article 53 1, the authority under which the appointment is signed, or a notarially certified copy of it, or such other authorities or documents as shall be specified in the notice of the relevant meeting or in any appointment of proxy issued by the Company in connection with the relevant meeting

53 4 If the appointment of proxy is not delivered or received in the manner required above, the appointment shall not be treated as valid and the person named in the appointment of proxy shall not be entitled to vote in respect of the shares in question

53 5 No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as the date of its execution, except a power of attorney containing a power to act and vote for a member at meetings of the Company, and such a power, if duly notified to the Company once, shall not need to be delivered to or received by the Company again

53 6 If two or more valid appointments of proxy are received in respect of the same share for use at the same meeting or on the same poll, the one which was executed last shall be treated as replacing and revoking the others, if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share

53 7 An appointment of a proxy shall, unless the contrary is stated on the proxy, be valid as well for any adjournment of the meeting as for the meeting to which it relates An appointment relating to more than one meeting (including any adjournment of a meeting) having been duly delivered for the purposes of any meeting shall not require to be delivered again in relation to any subsequent meetings to which it relates

53 8 An appointment of proxy shall be deemed to include the right to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for

24

which it is given as the proxy thinks fit and to exercise the rights to speak at the meeting of the member or members he represents

54 **Termination of authority of proxy**

A vote given or poll demanded by proxy or by an authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination or transfer shall have been received as mentioned in the next sentence at least 24 hours before the time fixed for the meeting or adjourned meeting or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time fixed for the taking of the poll at which the vote is cast Such notice of termination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with article 53 1 or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with article 53 2 regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication For the purpose of this article, an electronic communication which contains such notice of determination need not comprise writing if the board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing In calculating the period mentioned in this article 54, the board may decide not to take account of any part of a day that is not a working day

Directors

55 **Number of directors**

The number of directors (other than alternate directors) shall not be less than two or more than 10 The Company may, by ordinary resolution, from time to time vary the minimum and/or maximum number of directors

56 **Directors shareholding qualification**

A director shall not be required to hold any shares of the Company by way of qualification

Appointment and Retirement of Directors

57 **Eligibility for election**

No person other than a director retiring at the meeting shall be eligible for appointment as a director at any general meeting unless he is recommended by the board for election, or unless not less than seven nor more than 42 days before the day appointed for the meeting there shall have been given to the Company notice, executed by a member (other than the person to be proposed) entitled to attend and vote at the meeting, of his intention to propose such person for appointment, and also notice in writing signed by the person to be proposed of his willingness to be elected The notice to be lodged by the proposing

25

member shall state the particulars of the nominee which would, if he were appointed, be required to be included in the Company's register of directors

58 **Appointment by ordinary resolution or by directors**

Subject to these articles, the Company may by ordinary resolution appoint any person to be a director either to fill a casual vacancy or as an additional director In addition, the board may at any time appoint any person to be a director either to fill a casual vacancy or as an additional director In either case, the total number of directors shall not at any time exceed the maximum number (if any) fixed by, or in accordance with, these articles Any person so appointed by the board shall hold office only until the next annual general meeting and shall then be eligible for election, but shall not be taken into account in determining the number of directors who are to retire by rotation at such meeting

59 **Separate resolutions for appointment of each director**

A resolution of a general meeting for the appointment of a director shall relate to one named person, a single resolution for the appointment of two or more persons as directors shall be void, unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it

60 **Retirement of directors by rotation**

At each annual general meeting at least one-third of the directors excluding those required to retire at that annual general meeting under article 58 or, if their number is not three or an integral multiple of three, the number nearest to but not exceeding one-third, shall retire from office

61 **Selection of directors to retire**

61 1 Subject to the Statutes and these articles, the directors to retire by rotation shall include (so far as necessary to obtain the number required) any director who wishes to retire and not to offer himself for re-appointment Any further directors to retire by rotation shall be those of the other directors who have been longest in office since their last appointment or re-appointment, but as between persons who were last appointed or re-appointed directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot

61 2 The directors to retire on each occasion shall be determined by the composition of the board at the date of the notice convening the annual general meeting and no director shall be required to retire, or be relieved from retiring, by reason of any change in the number or identity of the directors after the date of such notice but before the close of the meeting The names of the directors to retire by rotation shall be stated in the notice of the annual general meeting or in any document accompanying it

61 3 A director retiring under article 58 or article 60 shall be eligible for re-appointment

26

62 **When directors deemed to be re-appointed**

The Company may at the meeting at which a director retires under any provision of these articles, by ordinary resolution fill the office being vacated by electing to that office the retiring director or some other person eligible for appointment In the absence of such a resolution, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the re-appointment of the director is put to the meeting and lost If the director is not re-appointed or deemed to have been re-appointed, he shall retain office until the meeting resolves to appoint another person in his place or not to fill the vacancy, or the resolution to appoint him is put to the meeting and lost, or otherwise until the end of the meeting

63 **Additional powers of the Company**

The Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any director from office notwithstanding any provision of these articles or of any contract between the Company and such director (but without prejudice to any claim he may have for damages for breach of any such contract) and by ordinary resolution appoint another person in place of a director so removed from office, and any person so appointed shall be treated, for the purpose of determining the time at which he or any other director is to retire by rotation, as if he had become a director on the day on which the director in whose place he is appointed was last elected a director In default of such appointment, the vacancy arising upon the removal of a director from office may be filled as a casual vacancy

64 **Disqualification of a director**

The office of director shall be vacated in any of the following circumstances

64 1 he is removed or prohibited from being a director under any provisions of the Statutes or these articles,

64 2 he gives to the Company notice executed by him of his wish to resign, in which event he shall vacate that office on the delivery of that notice to the Company or at such later time as is specified in the notice,

64 3 if he becomes bankrupt, insolvent or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act, or

64 4 if he is, or may be, suffering from mental disorder and/or either he is admitted to hospital for treatment, or an order is made by a court (whether in the United Kingdom or elsewhere) having jurisdiction in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs and, in either case, the board resolves that his office be vacated, or

64 5 having been appointed for a fixed term, the term expires or his office as a director is vacated under article 58, or

27

64 6 he is absent from meetings of the board for six consecutive months without leave and his alternate director (if any) has not, during such period, attended in his place and the board resolves that his office be vacated, or

64 7 he is removed from office by notice given to him and executed by all of his co-directors (or their alternates), but so that in the case of a director holding an executive office which automatically determines on his ceasing to be a director such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages in respect of the consequent termination of his executive office

65 **Executive office**

65 1 The board may appoint one or more directors to hold any executive office (including the office of chairman, managing director or chief executive) on such terms and for such period (subject to the Statutes) as it may determine and may at any time revoke or terminate any such appointment, without prejudice to any claim under any contract entered into in any particular case

65 2 The appointment of any director to any executive office specifically referred to in article 65 1 shall automatically determine if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company The appointment of any director to any other executive office shall not automatically determine if he ceases to be a director, unless the contract or resolution under which he holds or is removed from office shall expressly state that it shall, in which event that cessation shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company

Alternate Directors

66 **Power to appoint alternate directors**

Any director (other than an alternate director) may appoint any person (including another director) to be his alternate director, and may remove him from that office The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of the majority of the other directors or a resolution of the board Any of the directors may appoint the same alternate director

67 **Formalities for appointment and termination**

67 1 Every appointment and removal of an alternate director shall be made by notice to the Company executed by the director making the appointment or removal (or in any other manner approved by the board) and shall, be effective (subject to article 66) on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the office or at a board meeting or in the case of a notice contained in an electronic communication be at such address (if any) for the time being notified by or on behalf of the Company for the purpose

28

67 2 The appointment of an alternate director shall determine on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases to be a director (otherwise than by retirement by rotation or otherwise at a general meeting at which he is re-appointed or deemed to be re-appointed) or if the approval of the directors to his appointment is withdrawn

67 3 An alternate director may, by giving notice to the Company, executed by him, resign such appointment

68 **Alternate to receive notices**

An alternate director shall be entitled to receive notices of board meetings and of all meetings of committees of which the director appointing him is a member to the same extent as the director appointing him and shall be entitled to attend and vote as a director and be counted for the purposes of a quorum at any such meeting at which the director appointing him is not personally present, and generally at such meeting, to exercise and discharge all the functions, powers and duties of his appointor as a director For the purposes of the proceedings at such meeting, these articles shall apply as if he (instead of his appointor) were a director If he shall himself be a director, or shall attend any such meeting as an alternate for more than one director, his voting rights shall be cumulative but he shall count as only one for the purpose of determining whether a quorum is present If his appointor is for the time being absent from the United Kingdom, or temporarily unable to act through ill-health or disability, his signature to any resolution in writing of the directors shall be as effective as the signature of his appointor An alternate director shall not (save as aforesaid) have power to act as a director nor shall he be deemed to be a director for the purposes of these articles

69 **Alternate may be paid expenses but not remuneration**

An alternate director shall be entitled to be repaid expenses, and to be indemnified, by the Company to the same extent as if he were a director, but he shall not be entitled to receive from the Company any remuneration in respect of his services as an alternate director, except such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct

70 **Alternate not an agent of appointor**

Except as otherwise expressly provided in these articles, an alternate director shall be subject in all respects to these articles relating to directors Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director An alternate director shall be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him

29

Remuneration, Expenses and Pensions

71 **Directors' fees**

The fees of the directors for their services as directors shall not exceed in aggregate £200,000 in any financial year (or such higher amount as the Company may from to time by ordinary resolution determine) Subject to this limit each director who does not hold an executive office or employment with the Company or a subsidiary of the Company shall be paid a fee (to accrue from day to day) at such rate as is from time to time determined by the board Any fee payable under this article 71 shall be distinct from any remuneration payable by the Company to executive directors under service agreements or other amounts payable to a director under other provisions of these articles

72 **Directors' remuneration**

Any director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity) or who serves on any committee or who acts as trustee of a retirement benefits scheme or employees' share scheme or who otherwise performs services which, in the opinion of the board are beyond the ordinary duties of a director may be paid such extra remuneration by way of salary, commission or otherwise as the board may determine Any payment of a kind described in this article 72 shall not be regarded as a fee falling within the provisions of article 71

73 **Expenses**

The Company will pay to any director all proper and reasonable expenses incurred by him in attending and returning from meetings of the directors or of any committee or general meetings or otherwise in connection with the business of the Company or in the performance of his duties as a director

74 **Pensions and other benefits**

The board shall have power to pay, provide or procure the grant of retirement, death or disability benefits, annuities or other allowances, emoluments, benefits or gratuities to any person who is or has been at any time director of, or in the employment or service of, the Company or of any other undertaking which is or was at some time

74 1 the parent undertaking of the Company, or

74 2 a subsidiary undertaking of the Company or of such parent undertaking, or

74 3 otherwise associated with the Company or any such parent or subsidiary undertaking,

or of the predecessors in business of the Company or of any such parent or subsidiary undertaking or associate and to the families and other relatives or dependants of any such person For that purpose the board may establish and maintain or participate in or contribute to any trust, scheme, association, arrangement or fund or pay premiums

30

General Powers of Directors

75 **Business to be managed by the directors**

The business and affairs of the Company shall be managed by the board which, subject to the Statutes, these articles and any directions given by ordinary resolution, may exercise all the powers of the Company No alteration of these articles and no such resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed The general powers given by this article shall not be limited by any special authority or power given to the board by these articles or any resolution of the Company

76 **Provision for employees**

The board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries

77 **Local boards**

77 1 The board may make such arrangements as they think fit for the management and transaction of the Company's affairs in any specified locality, whether in the United Kingdom or elsewhere, and, without prejudice to the generality of the foregoing, may

77 1 1 establish any divisional or local boards, committees or agencies for managing any of the affairs of the Company and may appoint any one or more of the directors, or any other persons, to be members of such boards, committees, or agencies, or to be managers or agents, and may fix their remuneration,

77 1 2 delegate to any divisional or local board or committee, manager or agent any of its powers, authorities and discretions (with power to sub-delegate),

77 1 3 authorise the members of any divisional or local boards or committees or any of them to fill any vacancies in them, and to act notwithstanding vacancies

77 2 Any such appointment or delegation may be made upon such terms and subject to such conditions as the board thinks fit, and the board may remove any person so appointed, and may revoke or vary any such delegation, but no person dealing in good faith shall be affected by the revocation or variation

78 **Powers of attorney and agents**

The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in the board) and on such terms as the board determines and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate) Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the board may

31

think fit The board may revoke or vary such appointment, but no person dealing in good faith shall be affected by the revocation or variation

79 **Signature on cheques, etc**

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the board (or any duly authorised committee of the board) shall from time to time determine

Directors' Interests

80 **Director may have interests**

80 1 For the purpose only of articles 81 to 87 below

80 1 1 a conflict of interest includes a conflict of interest and duty and a conflict of duties,

80 1 2 an interest means a direct or an indirect interest,

80 1 3 an interest, transaction or arrangement of which a director is aware includes an interest, transaction or arrangement of which that director ought reasonably to be aware

81 **Power of the board to authorise conflicts of interest**

81 1 The board may authorise any matter proposed to it in accordance with these articles which would, if not so authorised, involve a breach by a director of his duty to avoid conflicts of interest under the Statutes, including, without limitation, any matter which relates to a situation (a **relevant situation**) in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interest of the Company or the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it, but excluding any interest which cannot reasonably be regarded as likely to give rise to a conflict of interest The provisions of this article do not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company

81 2 Any such authorisation will be effective only if

81 2 1 any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director, and

81 2 2 the matter was agreed to without their voting or would have been agreed to if their votes had not been counted

32

81 3 The board may (whether at the t1me of the g1v1ng of the authonsatiOn or subsequently) make any such authonsatlon subject to any hm1ts or cond1t1ons It expressly Imposes but such authonsatlon IS otherw1se g1ven to the fullest extent perm1tted 81 4 The board may vary or termmate any such authonsabon at any t1me 81 5 Prov1ded that art1cle 82 IS complied w1th, a director, notw1thstand1ng h1s office 81 51 may be a party to or otherw1se be Interested 1n any transaction or arrangement w1th the Company or 1n which the Company 1s otherwise Interested, 81 52 may hold any other office or place of profit under the Company (except that of aud1tor or of aud1tor of a subs1d1ary of the Company) m conjunction w1th the office of director and may act by himself or through h1s firm m a profess1onal capac1ty for the Company, and m any such case on such terms as to remuneration and otherw1se as the board may arrange, e1ther m add1t1on to or m lieu of any remuneration prov1ded for by any other art1cle, and 81 53 may be a director or other officer of, or employed by, or a party to any transaction or arrangement w1th or otherw1se mterested 1n, any company promoted by the Company or 1n wh1ch the Company IS otherw1se mterested or as regards wh1ch the Company has any powers of appomtment 81 6 The board may cause the votmg nghts conferred by the shares m any company held or owned by the Company to be exerc1sed 1n such manner 1n all respects as they th1nk fit (1nclud1ng Without hm1tat1on the exerc1se of that power m favour of any resolution appomtmg the directors or any of them as d1rectors or officers of (or 1n any other pos1t1on m) such company, or votmg or prov1dmg for the payment of any benefit to the d1rectors or officers of,or holders of any other pos1t1on 1n, such company) 81 7 Prov1ded the acceptance, entry mto or ex1stence of 1t has been approved by the board under art1cle 81 1 or 1t comes w1thm art1cle 81 5, a director, notw1thstand1ng h1s office, shall not be hable to account to the Company for any profit, remuneration or other benefit realised by any office or employment or from any transaction or arrangement or from any Interest 1n any body corporate, no such transactiOn or arrangement shall be liable to be avo1ded on the grounds of any such mterest or benefit nor shall the rece1pt of any such profit, remuneration or any other benefit const1tute a breach of h1s duty under the Statutes not to accept benefits from third part1es 82 Declaration of mterests 82 1 A d1rector shall declare the nature and extent of h1s mterest 1n a relevant s1tuat1on Within art1cle 81 1 to the other directors 82 2 A director who 1s aware that he 1s m any way Interested 1n a proposed transact1on or arrangement w1th the Company must declare the nature and extent of h1s mterest to the other d rectors

82 3 A director who 1s aware that he IS 1n any way mterested m a transaction or arrangement that has been entered 1nto by the Company must declare the nature and extent of h1s mterest to the other d1rectors, unless the Interest has already been declared under art1cle 82 2 82 4 The declaration of mterest must (m the case of art1cle 82 3) and may, but need not (m the case of art1cle 82 1 or 82 2), be made 82 41 at a meetmg of the directors, or 824 2 by generalor spec1fic notice to the d1rectors m accordance w1th the Statutes 82 5 If a declaration of mterest proves to be, or becomes, maccurate or mcomplete, a further disclosure must be made 82 6 Any declaration of mterest reqUired by article 82 1 above must be made as soon as reasonably practicable Failure to comply w1th th1s requirement does not affect the underlying duty to make the declaration of 1nterest 82 7 Any declaration of Interest requ1red by art1cle 82 2 above must be made before the Company enters 1nto the transaction or arrangement 82 8 Any declarat1on of mterest reqUired by art1cle 82 3 above must be made as soon as reasonably practicable 82 9 For the purposes of art1cles 82 2 and 82 3 and, 10 the case of art1cle 82 9 1 only, art1cle 82 1, a director need not declare an 1nterest 82 91 1f 1t cannot reasonably be regarded as likely to g1ve nse to a conflict of 10terest. 82 92 1f,or to the extent that, the other directors are already aware of 1t. or 82 931f, or to the extent that, 1t concerns terms of h1s serv1ce contract that have been or are to be considered 82 9 3 1by a meetmg of the directors, or 82 9 3 2 by a comm1ttee of the d1rectors appomted for the purpose under these art1cles 83 Entitlement to keep information confidential 83 1 A d1rector shall be under no duty to the Company with respect to any 1nformat1on wh1ch he obta1ns or has obtamed otherw1se than as a d1rector of the Company and 10 respect of wh1ch he has a duty of confidentiality to another person However, to the extent that h1s relat1onsh1p w1th that other person g1ves nse to a confl1ct of 1nterest or possible conflict of 10terest, th1s article applies only 1f the ex1stence of that relat1onsh1p has been approved by the board pursuant to art1cle 81 1 In part1cular, the d1rector shall not be 10 breach of the general dut1es he owes to the Company under the Statutes because he falls

83 1 1 to disclose any such information to the board or to any director or other officer or employee of the Company, and/or

83 1 2 to use or apply any such information in performing his duties as a director of the Company

84 **Avoiding conflicts of interest**

84 1 Where the existence of a director's relationship with another person has been approved by the board pursuant to article 81 1 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company under the Statutes because he

84 1 1 absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise, and/or

84 1 2 makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists

85 **Overriding principles**

85 1 The provisions of articles 83 and 84 are without prejudice to any equitable principle or rule of law which may excuse the director from

85 1 1 disclosing information in circumstances where disclosure would otherwise be required under these articles, or

85 1 2 attending meetings or discussions or receiving documents and information as referred to in article 82, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles

86 **Directors' powers to vote**

86 1 A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying the terms of appointment), or the termination of the appointment, or as the holder of any office or place of profit with the Company or any undertaking in which the Company is interested Where proposals for such resolutions relate to two or more directors, those proposals may be divided and a resolution may be put in relation to each director separately and in such case each of the directors concerned (if not otherwise debarred from voting) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning him

35

86 2 W1thout hm1bng article 86 1 (and save as provided 1n art1cle 86 4},a d1rector shall not vote (or be counted 1n the quorum} rn respect of any contract or arrangement or any other proposal rn wh1ch he has an Interest wh1ch (together w1th any 1nterest of any person connected w1th h1m} IS to h1s knowledge a matenal mterest otherw se than by v1rtue of h1s rnterests 1n shares or debentures or other secuntres of, or otherwise rn or through, the Company 86 3 If any quest1on anses at any meet1ng as to the matenahty of a director's Interest, or as to the entitlement of any director to vote, and such question IS not resolved by hiS voluntanly agree1ng to abstain from vot1ng, such question shall be referred to the cha1rrnan of the meet1ng (or, 1f the d1rector concerned IS the cha1rman, to the other directors at the meeting} and h1s ruling m relat1on to any d1rector other than h1mself (or, as the case may be, the ruhng of the maJonty of the other d1rectors m relation to the cha1rman) shall be final and conclusive, except 1n a case where the nature or extent of the mterests of the director concerned, so far as known to h1m,has not been fa1rly disclosed 86 4 The proh1b1l10n 1n art1cles 86 1 and 86 2 shall not apply and a d1rector may (m the absence of some other materral Interest) vote and be counted 1n the quorum m respect of any resolution concem1ng any of the followmg matters 8641 864 2 864 3 864 4 the g1vmg of any guarantee. securrty or 1ndemnrty 1n respect of 86 41 1 money lent or obligations 1ncurred by him or by any other person at the request of, or for the benefit of, the Company or any of 1ts subs1d1ary undertakmgs, 86 41 2 a debt or obhgat1on of the Company or any of 1ts subs1d1ary undertakings for wh1ch he himself has assumed responsibility (1n whole or rn part and whether alone or JOmtly w1th others} under a guarantee or rndemnrty or by the g1v1ng of secunty, any contract concernmg the subscnpt1on or purchase by h1m of shares, debentures or other secunt1es of the Company under an offer or 1nv1tabon to members or debenture holders of the Company, or any class of them, or to the public or any sect1on of them, any contract concernmg any 1ssue or offer of shares or debentures or other secuntles of or by the Company or any of 1ts subs1d1ary undertakrngs for subscnpt1on or purchase, 1n respect of wh1ch he IS or may be entitled to part1e pate 1n h1s capac1ty as a holder of any such secunbes or as an underwnter or sub-underwrrter, any contract concern1ng another company 1n wh1ch he IS mterested, d1rectly or md1rectly, and whether as an officer or member or otherw1se, prov1ded that he does not hold an rnterest (as the term IS used 1n Part 22 of the 2006 Act) representing one per cent or more of any class of the equ1ty share cap1tal of such company (or of any th1rd company through which h1s rnterest IS denved and calculated exclus1ve of any shares of that class m that company held as treasury shares) or of the voting nghts available to members of the relevant company (any such 1nterest bemg deemed for the purposes of th1s art1cle to be a matenal1nterest m all Circumstances), 8645any contract for the benefit of employees of the Company or of any of 1ts subs1d1ary undertakmgs wh1ch does not accord to h1m any pnv1lege or benefit not generally accorded to the employees to whom the contract or arrangement relates, 8646any contract concernmg the purchase or maintenance of msurance e1ther for or for the benefit of any d1rector or for persons who 1nclude directors, 864 7 any proposal for the Company (1) to prov1de h1m w1th an 1ndemmty perm1tted by the Statutes, (2) to prov1de h1m w1th funds m Circumstances perm1tted by the Statutes to meet h1s defence expenditure m respect of any CIVIl or cnmmat proceed1ngs or regulatory mvest1ga!Jon or other regulatory act1on or 1n connect1on w1th any application for any category of relief perm1tted by the Statutes, or (3) to do anythmg to enable h1m to avo1d mcurnng any such expenditure 87 Relaxation of provisions Subject to the Statutes, the Company may by ordmary resolution suspend or relax the proviSions of art1cles 80 to 86 to any extent or ratify any transact1on not duly authonsed by reason of a contravention of these art1cles Proceedings of the Board 88 Board meetings 88 1 SubJeCt to the proviSions of these articles, the board may meet for the despatch of business, adjourn and otherw1se regulate 1ts mee!Jngs as 1t th1nks fit A director may, and the secretary at the request of a director shall, at any time summon a board meeting 88 2 Not1ce of a board meetmg shall be deemed to be properly g1ven to a director 1f 1t IS g1ven to h1m personally or by word of mouth or sent by 1nstrument to h1m at h1s last known address or any other address g1ven by h1m to the Company for thiS purpose or g1ven usmg electromc commun1cat1ons to such address (1f any) for the t1me bemg notified by h1m or on h1s behalf to the Company for that purpose A director absent or mtend1ng to be absent from the Umted K1ngdom may request that not1ces of board meetings shall, dunng h1s absence, be sent by mstrument or us1ng electronic commun1cat1on to h1m at an address g1ven by h1m to the Company for th1s purpose but, m the absence of any such request, 1t shall not be necessary to g1ve not1ce of a board meetmg to any d1rector for the t1me be1ng absent from the Umted K1ngdom A d1rector may wa1ve not1ce of any meetmg e1ther prospectively or retrospectively

88 3 Without limiting the first sentence of article 88 1, a board meeting of the directors may consist of a conference between directors who are not all in one place, provided that each director who participates is able, directly or by telephonic or other communication (whether in use when these articles are adopted or developed subsequently), to speak to each of the others and to be heard by each of the others simultaneously A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, at the place from where the chairman of the meeting participates

89 **Quorum, competence and voting**

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two A board meeting at which a quorum is present shall be competent to exercise all powers and discretions for the time being vested in or exercisable by the board

Questions arising at any meeting shall be determined by a majority of votes In case of an equality of votes, the chairman of the meeting shall have a second or casting vote

90 **Power of directors if number falls below minimum**

The continuing directors or director at any time may act notwithstanding any vacancies in their number, but if, and so long as, the number of directors is less than the number fixed as the necessary quorum for board meetings, the continuing directors or director may act for the purpose of filling up such vacancies or calling general meetings of the Company, but not for any other purpose If there are no directors or director able or willing to act, then any two members may call a general meeting for the purpose of appointing directors

91 **Chairman**

The board may appoint a chairman and one or more deputy chairmen and determine the period for which each is to hold office The board may also revoke any such appointment The chairman or, in his absence, any deputy chairman (determined as between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the board) shall preside at board meetings If no chairman or deputy chairman shall have been appointed, or if at any meeting none of them be present within five minutes after the time fixed for holding the meeting or is willing to act as chairman of the meeting, the directors present may choose one of their number to be chairman of the meeting

92 **Resolutions in writing**

A resolution in writing, executed by all the directors entitled to notice of and to vote at a board meeting (provided that their number is sufficient to constitute a quorum) shall be as valid and effective as a resolution passed at a board meeting duly convened and held For this purpose

38

92 1 a resolutton may be by means of an mstrument or contatned 1n an electrontc commun1cat1on sent to such address (If any) for the t1me be1ng notified by the Company for that purpose, 92 2 a resolubon may cons1st of several 1nstruments or several electromc communications, each executed by one or more d1rectors, or a comb1nallon of both. 92 3 a resolution executed by an alternate director need not also be executed by h1s appomtor, and 92 4 a resolution executed by a dtrector who has appointed an alternate director need not also be executed by the alternate director 1n that capac1ty 93 Delegation of powers 93 1 The board may entrust to and confer upon any d1rector any of 1ts powers, authonlles and d1screttons (w1th power to sub-delegate) on such terms and cond1t1ons and w1th such restncttons as 1t thinks f1t,and e1ther collaterally w1th, or to the exclus1on of,1ts own powers, and may revoke, Withdraw or vary all or any of such powers 93 2 Without hmttlng article 93 1, the board may delegate any of 1ts powers, authont1es or d1scret1ons to a comm1ttee Any such comm1ttee shall, unless the board otherwise resolves, have power to sub-delegate to any sub omm1ttees any of the powers or d1scret1ons delegated to 11 Any such comm1ttee or sub-committee shall cons1st of one or more of the d1rectors and (1f thought fit, and subject to arttcle 93 3) one or more other persons co-opted to the comm1ttee or sub mm1ttee Any such delegation shall be made on such terms and cond1t1ons as the board thinks f1t,and may be revoked or altered 93 3 Any committee or sub-comm1ttee so formed shall, m the exerctse of the powers so delegated, conform to any regulations wh1ch may be Imposed on 11by the board Any such regulations may prov1de for, or authonse, the co-opbon to the comm1ttee or sub omm1ttee of persons other than d1rectors and for such co-opted members to have voting nghts as members of the comm1ttee or sukomm1ttee prov1ded that the maJonty of the members of the committee or sub mm1ttee are directors, and no resoluhon of the comm1ttee or sub committee shall be effective unless a majonty of the members of the comm1ttee or sub committee present at the meetmg are directors or alternates of dtrectors 04 Proceedings of committees The meetings and proceedings of any such committee or sub-committee Wlth two or more members shall be governed by any regulations made by the board under article 93 3 and (subject to any such regulations) the proviSIOns of these art1cles regulating the meetmgs and proceedmgs of the board so far as the same are applicable 95 Validity of proceedings in spite of formaldefect All acts done by a meetmg of the board or of any comm1ttee or sub omm1ttee or by a person acbng as a dtrector or a member of a comm1ttee or sub-committee shall,as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any member of the board or committee or sub-committee or person so acting, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified to be, and had continued to be, a director or member of the committee or sub-committee and had been entitled to vote

Borrowing Powers

96 **General power to borrow**

Subject as provided in this article, the board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property, assets (present and future) and uncalled capital and, subject to and in accordance with the Statutes, to issue debentures and other securities, whether outright or as collateral security for any guarantee, debt, liability or obligation of the Company or of any third party

97 **Maximum limit on borrowings**

The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only so far as by such exercise it can secure) that the aggregate principal amount of all borrowings by the Group outstanding at any time (exclusive of any borrowings which are owed by any Group company to another Group company and subject to articles 98 2 and 98 5 below) shall not without the previous sanction of an ordinary resolution of the Company exceed an amount equal to three times the Adjusted Capital and Reserves

98 **Interpretation of articles 97 to 102**

98 1 For the purposes of the provisions of these articles relating to borrowing powers

98 1 1 **Adjusted Capital and Reserves** shall mean the aggregate of

98 1 1 1 the amount paid up or credited as paid up on the issued share capital of the Company and on any share capital that has been unconditionally allotted but not issued, and

98 1 1 2 the amounts standing to the credit of the reserves of the Group (including any share premium account, capital redemption reserve and revaluation reserve) after adding any credit balance or deducting any debit balance on the profit and loss account, as shown in the Latest Accounts but after

98 1 1 3 making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in such share capital or reserves and so that for this purpose if the Company proposes to issue or has issued any shares for cash and the issue

40

has been underwritten or agreed to be subscribed or taken up then these shares shall be deemed to have been allotted and the amount (including any premium) of the subscription moneys or consideration payable (not being moneys payable later than six months after the date of allotment) shall be deemed to have been paid up on the date when the issue of such shares was underwritten or agreed to be subscribed or taken (or if such underwriting or subscription or purchase was conditional, on the date when it becomes unconditional),

98 1 1 4 making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in the interests of the Company in its subsidiary undertakings (including any undertaking which was not a subsidiary undertaking at that date but which is so as at the relevant time) and any undertaking which was a subsidiary undertaking at the date of the latest accounts but which is no longer so at the relevant time and any variations as a result of the transaction in relation to which the calculation falls to be made,

98 1 1 5 excluding any sums attributable to outside interests in any subsidiary undertaking,

98 1 1 6 deducting any distributions declared, recommended or made by a Group company (to a person other than another Group company) out of profits earned up to and including the date of the Latest Accounts (to the extent that any such distributions are not provided for in such Accounts),

98 1 1 7 making such other adjustments (if any) as the auditors may consider appropriate,

98 1 2 **borrowings** shall, subject to articles 98 1 2 8 to 98 1 2 12 be deemed to include the following

98 1 2 1 the principal amount for the time being outstanding and owing by a Group company in respect of any debenture whether issued for cash or otherwise other than a debenture for the time being owned by a Group company,

98 1 2 2 the principal amount raised by the Group company by acceptances under any acceptance credit opened on its behalf and in its favour by any bank or accepting house (not being acceptances in respect of the purchase or sale of goods or the provision of services in the ordinary course of business which are outstanding for six months or less),

41

98 1 2 3 the nominal amount of any share capital and the principal amount of any debenture or borrowings of any person to the extent that the payment or redemption or repayment is the subject of a guarantee or indemnity or security given by a Group company or which any Group company may be required to purchase but excluding any such share capital which is for the time being beneficially owned by, and any such borrowings which are for the time being owed to, a Group company,

98 1 2 4 the nominal amount of any share capital (other than equity share capital) of any subsidiary undertaking owned otherwise than by any Group company,

98 1 2 5 any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowing or deemed borrowings falling to be taken into account,

98 1 2 6 any amount in respect of a finance lease payable by a Group company which would be shown as being so payable in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts, and

98 1 2 7 any part of the purchase price of any asset acquired by any Group company, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal title to such assets, or, if no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date, but to exclude the following

98 1 2 8 borrowings by a Group company to finance any contract in respect of which any part of the price receivable under the contract by that or any other Group company is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group company) carrying on the business of providing credit insurance, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured,

98 1 2 9 borrowings by a Group company before, and outstanding after, it becomes a subsidiary undertaking of the Company and amounts secured on an asset before, and remaining so secured after, it is acquired by a Group company until six months after the undertaking becomes a subsidiary undertaking or the asset is acquired, as the case may be,

42

98 1 2 10 any guarantee or indemnity given by any Group company in respect of any amount or obligation deemed not to be moneys borrowed under this article,

98 1 2 11 any amount payable under any hire purchase agreement, credit sale agreement, operating lease or similar agreement which is not a finance lease for the purposes of article 98 1 2 6 above, and

98 1 2 12 borrowings incurred by a Group company for the purposes of repaying within six months of the borrowing all or any part of any borrowing made by it or another Group company, pending their application for that purpose during the period,

98 1 3 **Excepted Foreign Currency Borrowings** means borrowings denominated or repayable in a currency other than sterling which have the benefit of an HM Treasury exchange cover scheme, forward currency contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in the exchange rates,

98 1 4 **Group** means the Company and its subsidiary undertakings from time to time and **Group company** means any undertaking in the Group,

98 1 5 **Latest Accounts** means

98 1 5 1 the latest audited balance sheet of the Company, or

98 1 5 2 (where the Company prepares an audited consolidated balance sheet in respect of the Group), the latest audited consolidated balance sheet of the Group together, in either case, with the latest audited balance sheet of any subsidiary undertaking of the Company which is not included above, if the Company prepares its main audited consolidated balance sheet in accordance with one accounting convention and a supplementary balance sheet in accordance with another convention the main one shall be taken as the audited consolidated balance sheet,

98 1 6 **outside interests** means the proportion of the nominal amount of the issued equity share capital of a partly owned subsidiary undertaking which is not attributable, directly or indirectly, to the Company,

98 1 7 **subsidiary undertaking** means a subsidiary undertaking of the Company

98 2 For the purposes of any calculation under this article

98 2 1 borrowings by a partly owned subsidiary undertaking and not owing to another Group company shall (notwithstanding article 98 1 2 of this article) be taken into account subject to the exclusion of a proportionate amount of such borrowings corresponding to the outside interests,

43

982 2 borrowings ow1ng to a partly owned subs1d1ary undertakmg by another Group company shall (subject to art1cle 98 1 2 of th1s art1cle and art1cle 98 2 3 below) be taken mto account to the extent of the proportionate amount of such borrow1ngs correspondmg to the outs1de 1nterests, 9823 m the case of borrowings and moneys ow1ng to a partly owned subs1d1ary undertak1ng by another partly owned subs1d1ary undertakmg, the proportion which would otherwise be taken 1nto account under art1cle 98 2 2 above shall be reduced by the exclus1on of a proport1onate amount of such borrow1ngs correspondmg to the outs1de mterests m the borrow1ng subs1d1ary undertakmg, 9824no amount shall be taken 1nto account more than once 1n any calculation of moneys borrowed, and 982 5 any borrowtng denommated or repayable, or any cash depos1ted, tn a currency other than sterling shall 98 2 51 982 52 w1th the except1on of Excepted Fore1gn Currency Borrowmgs, be translated 1nto sterl1ng at the rate of exchange m London at the close of business on the last bus1ness day before the date on wh1ch the calculation 1s made or,1f 11 would result m a lower figure, at the rate of exchange m London at the close of bustness on the date of the Latest Accounts and so that, for these purposes, the rate of exchange 1n London shall be taken as the spot rate quoted by a London cleanng bank selected by the board for the purchase by the Company of the currency and amount tn quest1on for sterl1ng, and tn the case of any Excepted Fore1gn Currency Borrowtngs, at the rate of exchange applicable to such borrow1ngs on thetr repayment to the extent that such rate IS fixed under the scheme or other arrangement 1n connection w1th wh1ch the borrowmg anses, prov1ded that, where tt 1s not poss1ble to determine such rate, the borrowmg shall be translated mto sterling on such basts as may be agreed wrth, or determrned by, the aud1tors or otherw1se 1n accordance wrth the prov1s1ons of art1cle 98 2 5 1 98 3 In deterrmnmg the amount of any borrowrngs or debentures or of any share caprtal for the purpose of th1s art1cle there shall be taken rnto account the nom1nal or pnnc1pal amount thereof (or, m the case of partly-pa1d debentures or shares, the amount for the t1me berng pa1d up thereon) together w1th any fixed or m1mmum prem1um payable on f1nal repayment or redemption 98 4 If moneys are borrowed or debentures or shares are 1ssued on terms that they may be repayable or redeemable (or that any Group company may be reqUJred to purchase them) earher than the1r final malunty date (whether by exerc1se of an opt1on on the part of the 1ssuer or the cred1tor (or a trustee for the creditor) or the member, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made

98 5 There shall be offset against the amount of the borrowings any amounts beneficially owned by a Group company which represent the value of cash deposited and which would be shown as a current asset in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts, subject, in the case of any such items which are beneficially owned by a partly owned subsidiary undertaking, to the exclusion of a proportionate amount of those items corresponding to outside interests in that subsidiary undertaking For these purposes, cash deposited means an amount equal to the aggregate for the time being of all cash deposits with any bank or other person (not being a Group company), the realisable value of any certificates issued by governments and companies and other readily realisable deposits

99 **Fluctuating rates of exchange**

The Company shall not be in breach of the borrowing limit under this article by reason of the limit being exceeded as a result only of any fluctuation in rates of exchange provided that within six months of the board becoming aware of any such fluctuation or change which would but for this provision have caused such a breach, the aggregate principal amount of all borrowings by the Group in accordance with this article is reduced to an amount not exceeding the said limit

100 **Changes in legislation**

If as a result of any change in legislation relating to or affecting taxation matters, any amount payable by a Group company in respect of any finance lease shall increase and, if in consequence the borrowing limit under this article is exceeded, an amount of moneys borrowed equal to the excess may be disregarded until the expiration of six months after the date on which the board becomes aware that such a situation has arisen

101 **Validity of borrowing arrangements**

No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or inquire whether the limit imposed under article 97 is observed, and no debt incurred or security given in excess of such limit shall be void or voidable at the instance of the Company or any other Group company unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the limit had been or would thereby be exceeded

102 **Certification of auditors**

A certificate or report by the auditors as to the amount of Adjusted Capital and Reserves or the amount of borrowings or to the effect that the limit imposed by this article has or has not been or will or will not be exceeded at any particular time or times shall be conclusive evidence of the amount or of that fact

45

Secretary 103 Secretary The secretary shall be appornted by the board on such terms and for such penod as rt thrnks fit Any secretary so appornted may be removed from office by the board at any trme, but Without preJUdice to any cla1m for damages for breach of any contract between h1m and the Company If thought fit, the board may app01nt two or more persons as JOint secretanes. and may also appomt one or more deputy and/or ass1stant secretanes. m each case on such terms as 1t thinks fit Seals 104 Seals 104 1 The board shall prov1de for the safe custody of the seal and any secunt1es seal and ne1ther shall be used w1thout the authonty of the board 104 2 The board may determme who shall s1gn any rnstrument to which the seal1s affixed, e1ther generally or 1n relat1on to a particular 1nstrument or type of 1nstrument, and may also determ1ne, e1ther generally or 10 any part1cular case, that such s1gnatures shall be d1spensed w1th 104 3 Unless otherwise dec1ded by the board 104 31 certificates for shares, debentures or other secunt1es of the Company 1ssued under seal need not be s1gned, and 104 32 every other mstrument to wh1ch a seal IS affixed shall be s1gned autographically or manually on behalf of the Company by two of the directors, or by a d1rector and the secretary or by a d1rector 10 the presence of a Witness who attests the s1gnature 104 4 Any document may be executed under the seal by rmpressrng the seal by mechanrcal means or by pnntrng the seal or a facs1mrle of 11on the document or by apply10g the sealor a facs1m1le of 11by any other means to the document 104 5 A document s1gned, wllh the authonty of the board, by a drrector and the secretary, by two directors or by one d1rector rn the presence of a w1tness who attests the s1gnature and expressed to be executed by the Company shall have the same effect as 1f executed under seal Minutes and Books 105 Mrnutes and books 105 1The board shall cause mrnutes to be made 1n books kept for the purpose 105 1 1 of all appOintments of officers made by the board,

105 1 2 of the names of the directors (or their alternates) and any other persons present at each meeting of the board and of any committee formed under article 93, and

105 1 3 of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the board and of any committees formed under article 93

105 2 Any such minutes shall be conclusive evidence of any such proceedings if signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting

Dividends

106 **Declaration of dividends**

The Company may, by ordinary resolution, declare dividends in accordance with the respective rights of the members, and may fix the time for payment of such dividends, but no dividend shall exceed the amount recommended by the directors

107 **Interim dividends**

The board may pay interim dividends (including any dividend payable at a fixed rate) if it appears to the board that they are justified by the financial position of the Company If at any time the share capital of the Company is divided into different classes, the board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividends as well as on shares with preferred rights unless at the time of a payment a preferential dividend is in arrears If the board acts in good faith, none of the directors shall incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of any dividend on any shares with rights ranking after or pari passu with those shares

108 **Calculation and currency of dividends**

108 1 Unless and to the extent that the rights attached to, or the terms of issue of, any share otherwise provide

108 1 1 all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid (provided that, in accordance with article 128, no amount paid on a share in advance of calls shall be treated as paid on that share), and

108 1 2 dividends may be declared or paid in any currency

108 2 The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his share in one currency shall be paid or satisfied in another, and may agree the basis for conversion to be applied and how and when the

47

amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved

109 **Dividends not to bear interest**

No dividend or other moneys payable by the Company on or in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share

110 **Permitted deductions**

The board may deduct from any dividend or other moneys payable to any member (either alone or jointly with another) on or in respect of a share all such sums (if any) presently payable by him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company

111 **Waiver of dividends**

The waiver, in whole or in part, of any dividend on any share by any document shall be effective only if such document is executed by the holder (or the person entitled to the share in consequence of a transmission event) and delivered to the Company and if, or to the extent that, the same is accepted as such or acted upon by the Company

112 **Manner of payment of dividends**

112 1 Any dividend or other moneys payable in respect of a share may be paid to the member or, where permitted by the Company in relation to article 112 1 3, to such other person as the member (or, in the case of joint holders of a share, all of them) may direct by notice given to the Company Such dividend or other moneys may be paid

112 1 1 by cheque or warrant made payable to the payee or (where there is more than one payee) to any one of them, or

112 1 2 by any direct debit, bank or other funds transfer system (including, without limitation, payment through a relevant system) to such account as the payee or payees shall direct by notice given to the Company, or

112 1 3 in respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the member, by means of a relevant system (subject always to the facilities and requirements of that relevant system),

112 1 4 by any other method approved by the board and agreed by the member (or, in the case of joint holders of a share, all of them)

112 2 A cheque or warrant may be sent by post

112 2 1 to the registered address of the holder of the share or, in the case of joint holders, to the registered address of the person whose name stands first in the register, or

48

112 2 2 if a person is entitled by transmission to the share, as if it were a notice to be given under article 148, or

112 2 3 in any case, to such person and to such address as the holder or joint holders may direct by notice given to the Company

112 3 Without limiting article 112 1 3, payment by means of a relevant system may include the Company, or any person on its behalf, sending an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing In this article 112 3, "cash memorandum account' means an account so designated by the Operator of the relevant system

113 **Risk and discharge of Company**

Every cheque or warrant sent in accordance with these articles shall be sent at risk of the holder or person entitled The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with article 112 Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by a bank or other funds transfer system or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system shall be a good discharge to the Company

114 **Receipts of joint holders**

Any person registered as a joint holder of any share or who is entitled jointly to a share in consequence of a transmission event may give an effective receipt for any dividend or other moneys payable or property distributable in respect of the share

115 **Scrip dividends**

115 1 The board may, with the authority of an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive further ordinary shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a **scrip dividend**) in accordance with the following provisions of this article

115 2 The ordinary resolution may specify a particular dividend (whether or not declared) or may specify all or any dividends payable within a specified period expiring no later than five years after the date of the ordinary resolution Any such offer shall, where practicable, be made prior to or contemporaneously with the announcement of the dividend in question and any related information as to the Company's profits for the relevant financial period or part of it

115 3 The basis of allotment shall be determined by the board so that, as nearly as possible, the value of the further ordinary shares (including any fractional entitlement) is equal to the amount of the cash dividend which would otherwise have been paid (disregarding any associated tax credit)

49

115 4 For such purpose the value of the further ordinary shares shall be the average of the middle market quotations of a share of that class derived from the AIM section of the Daily Official List of the London Stock Exchange on each of the first five consecutive business days on which such shares are quoted "ex dividend" or shall be calculated in such other manner as may be determined by the ordinary resolution

115 5 The board shall, after determining the basis of allotment, give notice to the members of the right of election accorded to them and shall specify the procedure to be followed in order to make the election The board is not required to give notice to a member who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the dividend then proposed to be paid

115 6 The dividend (or that part of it) in respect of which an election for a scrip dividend has been made shall not be paid and instead further ordinary shares shall be allotted in accordance with the election, for such purpose the board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums as are available for the purpose as the board may consider appropriate and shall apply the same in paying up in full the shares for such allotment

115 7 The further ordinary shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue, save only as regards participation in the relevant dividend

115 8 The board may do all acts and things as it considers necessary or expedient to give effect to any such capitalisation, with full power to the board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the members concerned) The board may authorise any person to enter into, on behalf of all the members interested, an agreement with the Company providing for such capitalisation and incidental matters and any agreement made under such authority shall be effective and binding on all concerned

115 9 To the extent that the entitlement of the holder of ordinary shares in respect of any dividend is less than the value of one new ordinary share (as determined for the basis of any scrip dividend) the board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend

115 10 Notwithstanding the foregoing, the board may at any time prior to payment of any specific dividend determine that the dividend shall be payable wholly in cash after all and that all elections made in respect of that dividend shall be disregarded The dividend shall be payable wholly in cash if the ordinary share capital of the Company ceases to be admitted to AIM at any time prior to the due date of issue of the additional shares or if the listing is

50

suspended and not reanstated by the date 1mmedaately precedang the due date of such ISSUe 115 11 The board may determine that the nght of elect1on shall not be made available to any members w1th reg1stered addresses many temtory where, m the opm1on of the board, th1s would be unlawful or compliance w1th local laws or regulat1ons would be unduly onerous 116 Retention and forfeiture of dividends 116 1 The board may reta1n any davadend or other moneys payable on or m respect of a share on wh1ch the Company has a hen, and may apply the same 1n or towards satisfaction of the debts, liab11it1es or other obligations an respect of wh1ch the hen ex1sts 116 2 The board may reta1n d1v1dends payable upon shares an respect of which any person 1s, under the prov1s1ons as to the transm1ss1on of shares conta1ned above, ent1tled to become a member, or whtch any person rs under those prov1s1ons entrtled to transfer, unttl such person shall become a member an respect of such shares or shall transfer the same 116 3 Wtthout prejudace to artrcle 116 5, all unclaamed drvadends or other moneys payable on, or m respect of, a share may be mvested or otherwrse made use of by the board for the benefit of the Company unttl clatmed The payment of any uncla1med davadend or other moneys payable on, or an respect of, a share mto a separate account shall not constitute the Company a trustee 1n respect of at 116 4 The Company shall not be obliged to send any davadends or other sums payable m respect of a share to the holder of that share 1f such a payment sent by the Company to that person tn accordance With art1cle 112 IS returned undelivered or left uncashed or, 1f sent by means of electronrc payment. has faaled (whether by way of a funds transfer system or otherw1se) tn each case on at least two consecutive occastons, or, followmg one such occasron, tf reasonable enqumes have fa1led to establish the new address for that person or, w1th respect to a payment to be made by a funds transfer system, a new account for that purpose The entatlement conferred on the Company by thts art1cle an respect of any member shall cease 1f the member notifies the Company of an address or, where payment IS to be made by a funds transfer system, deta1ls of the account, to be used for that purpose 116 5 Any d1vrdends unclatmed after a penod of 12 years from the date when 1t became due for payment shall, tf the board so resolves, be forfe1ted and shall cease to remaan owmg by the Company 117 Dividends m specie 117 1 The Company may, upon the recommendation of the board, by ordanary resolution dtrect that payment of a d1v1dend may be sat1sfied wholly or rn part by the dtstnbutton of specrfic assets (and rn part1cular of pard up shares or debentures of any other company) 117 2 Where any difficulty anses wrth respect to such dastnbutlon, the board may settle the same as at thanks fit and, rn partacular. may

117 2 1 issue fractional certificates or may appoint any person to sell and transfer any fractions or disregard fractions altogether,

117 2 2 fix the value for distribution of such specific assets or any part of them,

117 2 3 determine that cash payments shall be made to any members on the basis of the value so fixed in order to ensure equality of distribution, and

117 2 4 vest any such specific assets in trustees on such trusts for the persons entitled to the dividend as the board may think fit

Record Dates

118 **Fixing of record dates**

118 1 Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares, the Company or the board may by resolution specify a date (the **record date**) as the date at the close of business by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made

118 2 In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made

Capitalisation of Profits and Reserves

119 **Capitalisation of reserves**

119 1 The board may, with the authority of an ordinary resolution of the Company

119 1 1 resolve to capitalise any sum standing to the credit of any reserve or other fund of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of the profit and loss account not required for paying any preferential dividend (whether or not it is available for distribution),

119 1 2 appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, or otherwise deal with such sum as directed by the resolution, provided that the share premium account, the capital redemption reserve and any sum not

52

available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid, and

119 1 3 resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that the latter shares rank for dividend

119 2 The board may do all acts and things it considers necessary or expedient to give effect to such capitalisation Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions for payment in cash or otherwise or whereby fractional entitlements are disregarded or under which the benefit of fractional entitlements accrues to the Company rather than the member concerned)

119 3 The board may also authorise any person to sign, on behalf of all the persons entitled to share in the distribution, an agreement with the Company providing for such capitalisation and any matters incidental to it, and any such agreement shall be binding on all such persons

Certificates

120 Issue of share certificates

120 1 Except as provided in article 120 3, every person whose name is entered in the register as the holder of any certificated shares shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him and, if he transfers a part of his holding of the shares represented by a certificate, or elects to hold part in uncertificated form, to a certificate for the balance of his holding of certificated shares

120 2 Every share certificate shall be issued by the Company in such manner as the board may decide (which may include use of the seal or securities seal or, in the case of shares on a branch register, an official seal for use in the relevant territory and/or facsimile signatures by one or more directors or the secretary or other person authorised to sign the certificate on behalf of the Company) Each certificate shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares No certificate shall be issued representing shares of more than one class

120 3 The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them No certificate shall be issued in respect of any shares held by a market nominee

53

121 **Cancellation and replacement of certificates**

121 1 Any two or more certificates representing shares of any one class held by any member may, at his request, be cancelled and a single new certificate for all such shares issued in lieu without charge

121 2 If any member shall surrender a share certificate representing shares held by him for cancellation and request the Company to issue in lieu two or more certificates representing such shares in such proportions as he may specify, the board may, if it thinks fit, comply with such request on payment of such fee (if any) as the board may decide

121 3 If a share certificate is damaged, defaced, worn out, or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder on request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions (if any) as to evidence, indemnity and security for such indemnity, and the payment of any expenses of the Company in connection with the request, as the board thinks fit

121 4 In the case of joint holders of a share any such request may be made by any one of the joint holders

Calls on Shares

122 **Power to make calls**

The board may, from time to time, make calls upon the members in respect of any moneys unpaid on their shares, whether in respect of the nominal value of the shares or any premium (subject always to the terms of allotment of those shares) Each member shall (subject to being given at least 14 days' notice specifying the time or times and place of payment) pay to the Company, the amount called on his shares as required by the notice A call may be required to be paid in instalments and may be revoked or postponed by the board in whole or in part at any time before receipt by the Company of the payment due under it A person upon whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call was made

123 **Time when call made**

A call shall be deemed to have been made at the time when the resolution of the board authorising that call is passed

124 **Liability of and receipts by joint holders**

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of that share

125 **Failure to pay call**

125 1 If a sum called in respect of a share is not paid before or on the due date for payment, the person from whom the sum is due shall pay interest on the sum from the due date for

54

payment to the date of actual payment at the rate fixed by the terms of the allotment of the share or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined in the 2006 Act), and all expenses incurred by the Company by reason of such non-payment, but the board may, in any case or cases, waive payment of such interest and expenses, wholly or in part

125 2 No dividend, or other payment or distribution, in respect of any such share shall be paid or distributed and no other rights, which would otherwise normally be exercisable in accordance with these articles by a holder of fully paid shares, may be exercised by the holder of any share so long as any such amount, or any interest, costs, charges or expenses payable in accordance with this article 125 in relation thereto, remains unpaid

126 **Other sums due on shares**

Any sum which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall, for the purposes of these articles, be deemed to be a call duly made and payable on the date fixed for payment In the case of non-payment, the provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become due and payable by virtue of a call

127 **Power to differentiate**

On any issue of shares the board may make arrangements to differentiate between the holders of the shares as to the amount of calls to be paid and the times of payment

128 **Payments of calls in advance**

The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid on the shares held by him, and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made The Company may pay interest upon the moneys so received (until they would but for such advance become payable) at such rate as may be agreed between the member paying such sum and the board No sum paid up in advance of calls shall entitle the holder of the share in respect of which that sum has been paid to any portion of a dividend, or other payment or distribution, declared in respect of any period prior to the date upon which such sum would, but for such payment, become payable

Forfeiture, Surrender and Lien

129 **Notice on failure to pay a call**

129 1 If the whole or any part of any call or instalment of a call remains unpaid after the due date for payment, the board may give notice to the person from whom it is due requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued on it and any costs, charges and expenses incurred by the Company by reason of such non-payment

55

129 2 The notice shall name a further day (not being less than 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment in accordance with the notice, the share on which the call was made or instalment is payable will be liable to be forfeited

130 **Forfeiture for non-compliance**

130 1 If a notice given under article 129 is not complied with, any share to which that notice relates may, at any time before the payment required by that notice has been made, be forfeited by a resolution of the board The forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited share and not actually paid or distributed before forfeiture The board may accept a surrender of any share liable to be forfeited

130 2 A person all or any of whose shares have been forfeited or surrendered shall cease to be a member in respect of those shares and shall surrender any certificate for those shares to the Company for cancellation

131 **Notice of forfeiture**

When any share has been forfeited, notice of the forfeiture shall be given to the holder of the share or, as the case may be, the person entitled to the share by transmission, and an entry of such notice having been given, and of the date of the forfeiture, shall be made in the register but no forfeiture shall be invalidated by any omission to give such notice or to make such entry

132 **Annulment of forfeiture**

The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon the terms of payment of all calls and interest due upon and expenses incurred in connection with the call and forfeiture proceedings and upon any further terms it may think fit

133 **Disposal of forfeited shares**

A share so forfeited or surrendered shall become the property of the Company and may (subject to the Statutes) be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture or surrender the holder of the share or to any other person upon such terms and in such manner as the board shall think fit and whether with or without all or any part of the amount previously paid on the share being credited as paid Where, for the purposes of its disposal, a forfeited or surrendered share held in certificated form is to be transferred to any person, the board may appoint any person to execute an instrument of transfer of the share to or in accordance with the directions of that person Where, for the purpose of its disposal, a forfeited or surrendered share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company's powers under article 5 3 The Company may receive the consideration given for the share on its disposal

56

134 **Extinction of rights**

A person any of whose shares have been forfeited or surrendered shall remain liable to pay to the Company all moneys which, at the date of forfeiture or surrender, were presently payable by him to the Company in respect of the shares, with interest on such moneys on the rate at which interest was payable on those moneys before the forfeiture or surrender or, if no interest was payable, at the rate determined by the board, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined in the 2006 Act), from the date of forfeiture or surrender until payment The board may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part

135 **Lien on partly paid shares**

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable (whether or not due) in respect of that share The lien shall extend to all dividends and other payments or distributions payable or distributable in respect of the relevant share The board may waive any lien which has arisen and may declare any share to be exempt, wholly or partially, from the provisions of this article

136 **Enforcement of lien by sale**

136 1 The Company may sell any share on which it has a lien in such manner as the board thinks fit, but no sale shall be made unless an amount payable on the share in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice demanding payment of the amount presently payable, and giving notice of the intention to sell in default, has been given to the holder for the time being of the share or the person entitled to it by reason of a transmission event

136 2 To give effect to that sale the board may appoint any person to transfer the share sold to, or in accordance with the directions of, the buyer

137 **Application of proceeds of sale**

The net proceeds of the sale, after payment of the Company's costs associated with the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists, and any residue shall (subject to a like lien for debts or liabilities not presently payable but which existed on the share prior to the sale) on surrender to the Company for cancellation of the certificate (if any) in respect of the share sold, be paid to the person entitled to the share immediately before the sale

138 **Evidence of forfeiture or lien**

A statutory declaration by a director or the secretary of the Company and that a share has been forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share The declaration shall (subject if

57

necessary to the relevant transfer being made) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share The remedy of any person aggrieved in respect of the proceedings shall be in damages only and against the Company exclusively

Untraceable Members

139 **Power to dispose of shares of untraced members**

139 1 The Company may sell, in such manner as the board sees fit and at the best price reasonably obtainable, any share held by a member or to which a person is entitled by transmission if

139 1 1 the share has been in issue for at least the previous 12 years and during that period at least three cash dividends have become payable in respect of the share and have been sent by the Company in a manner authorised by these articles,

139 1 2 during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque or warrant or other payment for an amount payable in respect of the share has been cashed or otherwise paid and no communication has been received by the Company from the member or person,

139 1 3 the Company has, after the expiration of that period, published advertisements in at least one leading national newspaper and one newspaper circulating in the area in which the last known address of the member (or person entitled by transmission to the share) or the address at which notices may be given under these articles is located, in each case giving notice of its intention to sell the share, and

139 1 4 the Company has not, during a further period of three months after the publication of those advertisements and prior to the sale of the share, received any communication in respect of the share from the member or person entitled by transmission

139 2 The Company shall also be entitled to sell, in the manner provided for in article 139 1, any share (**additional share**) issued on or before the date of publication of the first of any advertisements under article 139 1 in right of any share to which that article applies (or in right of any share to which this article 139 2 applies) if the conditions in articles 139 1 2 to 139 1 4 are satisfied in relation to the additional share (but as if references to a period of 12 years were references to a period beginning on the date of allotment of the share and ending on the date of publication of the first advertisements referred to above)

139 3 To give effect to any sales under this article the board may

58

139 3 1 where the shares are held in certificated form, appoint any person to execute, as transferor, an instrument of transfer of the shares to, or in accordance with the directions of, the buyer,

139 3 2 where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to or in accordance with the directions of the buyer

139 4 The buyer shall not be bound to see the application of the purchase money, nor shall the title of the new holder to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale

140 **Sale procedure and application of proceeds**

140 1 The Company shall be indebted to the person entitled to the share at the date of sale for an amount equal to the net proceeds of sale, but no trust shall be created and no interest shall be payable in respect of the proceeds of sale pending payment of the net proceeds of sale to such person, and the proceeds may be used in the Company's business or invested in such a way as the board may from time to time think fit

140 2 No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any money earned on the net proceeds

Accounts

141 **Accounts**

Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the office or, subject to the Statutes, at such other place or places as the board thinks fit and shall always be open to the inspection by the Company's officers No member (as such) shall have any right of inspecting any account or book or document of the Company except as conferred by law or ordered by a court of competent jurisdiction or authorised by the board

142 **Summary of financial statements**

Where permitted by the Statutes, the Company may send a summary financial statement in the form specified by the Statutes to the persons who would otherwise be entitled to be sent a copy of the Company's full annual accounts and reports

Auditors

143 **Validity of acts of auditors**

Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified

59

Service of Notices and Other Documents 144 Notices In writing Any not1ce to be g1ven to or by any person under these articles (other than a notice calling a meeting of the board) shall be m wnbng, except where otherwise expressly stated Any such notice may be g1ven us1ng electronic commun1cat1ons prov1ded sent to such address (1f any) for the t1me be1ng nobfied for that purpose to the person sendmg the not1ce by or on behalf of the person to whom the nobce IS sent and m the case of commumcat1ons between the Company and 1ts members, 1n accordance w1th the follow1ng art1cles 145 and 146 145 Method of glvmg not1ce to members 145 1 The Company shall g1ve any notice or other document under these art1cles to a member by whichever of the followmg methods 1t may 1n 1ts absolute d1scret10n determme 14511 personally, or 1451 2 by post1ng the not1ce or other document m a prepaid envelope addressed, m the case of a member, to h1s reg1stered address, or 1n any other case, to the person's usual address. or 1451 3 by leavmg the not1ce or other document at that address, or 1451 4 by send1ng the notice or other document usmg electronic commumcat1ons to such address (1f any) for the t1me bemg nollfied to the Company by or on behalf of the member for that purpose, or 1451 5 m accordance w1th art1cle 145 2, or 1451 6 by any other method approved by the board 145 2 A member whose reg1stered address IS not wtthm the Umted Kmgdom and who g1ves to the Company an address w1thm the Umted Kmgdom at which not1ces may be g1ven to htm or an address to wh1ch not1ces may be sent usmg electronic commun1callons shall be ent1tled to rece1ve notices and other documents from the Company at that address, but, unless he does so, shall not be entitled to rece1ve any not1ce from the Company Without hm1tmg the prev1ous sentence, any nottce of a general meetmg of the Company wh1ch IS tn fact sent or purports to be sent to such address shall be 1gnored for the purposes of determ1nmg the validity of proceedings at such meet1ng 145 3 Subject to the Statutes the Company may also g1ve any not1ce or other document under these art1cles to a member by pubhsh1ng that not1ce or other document on a webs1te where 145 31the Company and the member have agreed to the member havmg access to the not1ce or document on a webs1te (tnstead of 1t betng sent to h1m),

145 3 2 145 3 3 145 34 the not1ce or document IS one to wh1ch that agreement applies, the member IS notified, m a manner for the tume be1ng agreed between h1m and the Company for the purpose, of 145 3 3 1 the publication of the notice or document on a webs1te. 145 3 3 2 the address of that webs1te, and 145 3 3 3 the place on that website where the not1ce or document may be accessed, and how 1t may be accessed, and the not1ce of document 1s published on that webs1te throughout the publication penod and (1f applicable) contmues to be so published unt1l the conclus1on of the meetmg (and any adjourned meetmg), provided that, 1f the notice or document 1s published on that webs1te for a part, but not all of, such penod, the notice or document shall be treated as bemg published throughout that penod 1f the fa1lure to publish that not1ce or document throughout that penod IS wholly attnbutable to circumstances wh1ch 1t would be reasonable to have expected the Company to prevent or avo1d 145 4 In art1cle 145 3 publication penod means 145 41 145 4 2 1n the case of a not1ce of an adjourned meeting under art1cle 39 of not less than seven clear days before the date of the adjourned meetmg, begmmng on the day follow1ng that on wh1ch the nobce referr,ed to m art1cle 145 3 2 IS sent or (1f later) IS deemed g1ven, and m any other case, a penod of not less than 21 days, begmnmg on the day followmg that on wh1ch the notificatiOn referred to 1n art1cle 145 3 2 IS sent or (1f later) IS deemed g1ven 145 5 The board may from t1me to t1me 1ssue, endorse or adopt terms and cond1t10ns relatmg to the use of electromc commun1cat1ons for the g1vmg of notices, other documents and proxy appomtments by the Company to members or persons entitled by transm1ss1on and by members or persons enbtled by transmiSSIOn to the Company 145 6 Proof that an envelope conta1mng a not1ce or other document was proper1y addressed, prepa1d and posted shall be conclusive ev1dence that the not1ce or document was g1ven Proof that a not1ce or other document contamed m an electronic commun1cat1on was sent or g1ven m accordance w1th gu1dance 1ssued by the lnst1tute of Chartered Secretanes and Adm1n1strators current at the date of adopt1on of these art1cles. or, 1f the board so resolves, any subsequent gu1dance so 1ssued, shall be conclus1ve ev1dence that the nobce or document was sent or g1venA notice or other document sent by the Company to a member by post shall be deemed to be g1ven or delivered 145 611f sent by first class post or spec1al dehvery post from an address 1n the Un1ted K1ngdom to another address m the Un1ted K1ngdom, or by a postal serv1ce similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted,

145 6 2 if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted,

145 6 3 in any other case, on the second day following that on which the envelope containing it was posted

145 7 A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed given to the member on the day following that on which the electronic communication was sent to the member Such a notice or other document shall be deemed given by the Company to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member

146 **Notice by members**

Unless otherwise provided by these articles, a member or a person entitled by transmission to a share shall give any notice or other document under these articles to the Company by whichever of the following methods he may in his absolute discretion determine

146 1 by posting the notice or other document in a prepaid envelope addressed to the office, or

146 2 by leaving the notice or other document at the office, or

146 3 by sending the notice or other document using electronic communications to such address (if any) for the time being notified by or on behalf of the Company for that purpose

147 **Notice to joint holders**

In the case of joint holdings, all notices and other documents shall be given or sent to the joint holder whose name appears first in the register and this shall be sufficient delivery to all the joint holders in their capacity as such For such purpose a joint holder having no registered address in the United Kingdom and not having given an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications shall be disregarded

148 **Notice to persons entitled by transmission**

A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them by

62

name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred whether or not the Company has notice of the transmission event

149 **Disruption of postal services**

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one leading national daily newspaper and such notice shall be deemed to have been given to all members and other persons entitled to receive it on the day when the advertisement appears (or first appears) In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable

150 **Deemed notice**

A member present in person at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called

151 **Successors in title bound by notice to predecessor**

Every person who becomes entitled to a share shall be bound by any notice (other than a notice given under section 793 of the 2006 Act) in respect of that share which, before his name is entered in the register, was given to the person from whom he derives his title

152 **Reference to notices are to notifications**

Except when the subject or context otherwise requires, in articles 145 1, 145 2, 145 5, 145 6, 146 and 147 references to a notice include without limitation references to any notification required by the Statutes or these articles in relation to the publication of any notices or other documents on a website

153 **Statutory requirements**

Nothing in these articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner

154 **Record date for delivery**

154 1 For the purposes of giving notices of meetings or other documents, whether under these articles or under section 310(1) of the 2006 Act, any other Statute or any other statutory instrument, the Company may determine that persons entitled to receive such notices or

63

other documents are those persons entered on the register at the close of business on a day determined by it

154 2 The day determined by the Company under article 154 1 may not be more that 21 days before the day that the notice of the meeting or other document is sent

154 3 For the purposes of determining which persons are entitled to attend and/or vote at a meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend and/or vote at the meeting In calculating the period mentioned in this article 154 3, no account shall be taken of any part of a day that is not a working day

Winding Up

155 **Liquidator may distribute in specie**

If the Company is being wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a special resolution and any other sanction required by the Statutes

155 1 divide among the members in specie the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how such division shall be carried, out as between the members or different classes of members, and/or

155 2 vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like authority, shall think fit but so that no member shall be compelled to accept any assets in respect of which there is any liability

Provisions for Employees

156 **Provision for employees**

The board may, by resolution, exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation, or the transfer to any person, of the whole, or part of, the undertaking of the Company or that subsidiary undertaking

Indemnity

157 **Indemnity**

Subject to the provisions of and so far as may be consistent with the Statutes, every director or other officer of the Company shall be indemnified out of the funds of the Company against all costs, charges, losses, expenses and liabilities incurred by him for negligence, default, breach of duty or breach of trust or otherwise in relation to the affairs of the Company or of an associated company, or in connection with the activities of the

64

Company, or of an associated company, as a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act)

158 **Insurance**

158 1 Without prejudice to article 157 the board shall have the power to purchase and maintain insurance for or for the benefit of any person who is or was at any time

158 1 1 a director or other officer of any Relevant Company (as defined in article 158 2 below), or

158 1 2 a trustee of any pension fund or retirement, death or disability scheme for the benefit of any employee of any Relevant Company or employees' share scheme in which employees of any Relevant Company are interested, including (without limitation) insurance against any liability within article 157 incurred by him in relation to any Relevant Company, or any such pension fund, retirement or other scheme or employees' share scheme

158 2 For these purposes **Relevant Company** shall mean the Company or any other undertaking which is or was at some time

158 2 1 the parent undertaking of the Company, or

158 2 2 a subsidiary undertaking of the Company or of such parent undertaking, or

158 2 3 otherwise associated with the Company or any such parent or subsidiary undertaking or the predecessors in business of the Company or of any such parent or subsidiary undertaking or associate

65